Exhibit 10(a)






                                                               Execution Version
================================================================================

                                CREDIT AGREEMENT


                                   dated as of

                                 March 25, 2004


                                      among


                         TUCSON ELECTRIC POWER COMPANY,

                            The Lenders Party Hereto,

                         The Issuing Banks Party Hereto,

                               JPMORGAN CHASE BANK
                         CREDIT SUISSE FIRST BOSTON and
                              LEHMAN BROTHERS INC.,
                          as Co-Administrative Agents,

                            THE BANK OF NEW YORK and,
                         UNION BANK OF CALIFORNIA, N.A.,
                            as Documentation Agents,

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                                 as Paying Agent

                         ------------------------------


                               JPMORGAN CHASE BANK
                         CREDIT SUISSE FIRST BOSTON and
                              LEHMAN BROTHERS INC.,
                   as Co-Lead Arrangers and Joint Bookrunners



================================================================================

                                TABLE OF CONTENTS


ARTICLE I Definitions..........................................................1

         SECTION 1.01. Defined Terms...........................................1
                      --------------
         SECTION 1.02. Classification of Loans and Borrowings.................19
                      ---------------------------------------
         SECTION 1.03. Terms Generally........................................19
                      ----------------
         SECTION 1.04. Accounting Terms; GAAP.................................19
                      -----------------------
         SECTION 1.05. Pro Forma Calculations.................................20

ARTICLE II The Credits........................................................20

         SECTION 2.01. Revolving Commitments..................................20
                      ----------------------
         SECTION 2.02. Loans and Borrowings...................................20
                      ---------------------
         SECTION 2.03. Requests for Revolving Borrowings......................21
                      ----------------------------------
         SECTION 2.04. Letters of Credit......................................22
                      ------------------
         SECTION 2.05. Credit-Linked Deposit Account..........................29
                      ------------------------------
         SECTION 2.06. Funding of Borrowings..................................30
                      ----------------------
         SECTION 2.07. Interest Elections.....................................31
                      -------------------
         SECTION 2.08. Termination and Reduction of Commitments; Return of
                       ----------------------------------------------------
                             Tranche B Credit-Linked Deposits.................32
                             --------------------------------
         SECTION 2.09. Repayment of Loans; Evidence of Debt...................33
                      -------------------------------------
         SECTION 2.10. Prepayment of Loans....................................34
                      --------------------
         SECTION 2.11. Fees  35
                      -----
         SECTION 2.12. Interest...............................................36
                      ---------
         SECTION 2.13. Alternate Rate of Interest.............................37
                      ---------------------------
         SECTION 2.14. Increased Costs........................................37
                      ----------------
         SECTION 2.15. Break Funding Payments.................................39
                      -----------------------
         SECTION 2.16. Taxes 39
                      ------
         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of
                      ---------------------------------------------------
                             Set-offs.........................................41
                             --------
         SECTION 2.18. Mitigation Obligations; Replacement of Lenders.........42
                      -----------------------------------------------
         SECTION 2.19. Certain Regulatory Events..............................43
                      --------------------------

ARTICLE III Representations and Warranties....................................44

         SECTION 3.01. Organization; Powers...................................44
                      ---------------------
         SECTION 3.02. Authorization; Enforceability..........................44
                      ------------------------------
         SECTION 3.03. Governmental Approvals; No Conflicts...................44
                      -------------------------------------
         SECTION 3.04. Financial Condition; No Material Adverse Change;
                      -------------------------------------------------
                             Secured Indebtedness.............................45
                             --------------------
         SECTION 3.05. Properties.............................................45
                      -----------
         SECTION 3.06. Litigation and Environmental Matters...................46
                      -------------------------------------
         SECTION 3.07. Compliance with Laws and Agreements....................46
                      ------------------------------------
         SECTION 3.08. Federal Regulations....................................46
                      --------------------
         SECTION 3.09. Investment and Holding Company Status..................46
                      --------------------------------------
         SECTION 3.10. Taxes..................................................47
                      ------
         SECTION 3.11. ERISA..................................................47
                      ------
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                                       i
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         SECTION 3.12. Security Documents.....................................47
                      -------------------
         SECTION 3.13. Disclosure.............................................48
                      -----------
         SECTION 3.14. Solvency...............................................48
                      ---------
         SECTION 3.15. Labor Matters..........................................48
                      --------------
         SECTION 3.16. Anti-Terrorism Laws....................................49
                        ------------------

ARTICLE IV Conditions.........................................................50

         SECTION 4.01. Effective Date.........................................50
                      ---------------
         SECTION 4.02. Each Credit Event......................................52
                      ------------------

ARTICLE V Affirmative Covenants...............................................53

         SECTION 5.01. Financial Statements and Other Information.............53
                      -------------------------------------------
         SECTION 5.02. Notices of Material Events.............................55
                      ---------------------------
         SECTION 5.03. Existence; Conduct of Business.........................56
                      -------------------------------
         SECTION 5.04. Payment of Obligations.................................56
                      -----------------------
         SECTION 5.05. Maintenance of Properties; Insurance...................56
                      -------------------------------------
         SECTION 5.06. Books and Records; Inspection Rights...................56
                      -------------------------------------
         SECTION 5.07. Compliance with Laws...................................57
                      ---------------------
         SECTION 5.08. Use of Proceeds and Letters of Credit..................57
                      --------------------------------------
         SECTION 5.09. Environmental Laws.....................................57
                      -------------------
         SECTION 5.10. Further Assurances.....................................57
                      -------------------
         SECTION 5.11. Reference Ratings......................................58
                      ------------------
         SECTION 5.12. Acquisition Closing Date...............................58
                      -------------------------

ARTICLE VI Negative Covenants.................................................59

         SECTION 6.01. Indebtedness...........................................59
                      -------------
         SECTION 6.02. Liens 59
                      ------
         SECTION 6.03. Fundamental Changes....................................60
                      --------------------
         SECTION 6.04. Sale of Assets.........................................61
                      ---------------
         SECTION 6.05. Restricted Payments....................................62
                      --------------------
         SECTION 6.06. Consolidated Tangible Net Worth........................63
                      --------------------------------
         SECTION 6.07. Cash Coverage Ratio....................................63
                      --------------------
         SECTION 6.08. Leverage Test..........................................64
                      --------------
         SECTION 6.09. Amendments to Documents................................64
                      ------------------------
         SECTION 6.10. Sale Leaseback Transactions............................65
                      ----------------------------
         SECTION 6.11. Release of Collateral under the Second Indenture.......65
                      -------------------------------------------------
         SECTION 6.12. Transactions with Affiliates...........................65
                      -----------------------------
         SECTION 6.13. Limitation on Hedge Agreements.........................65
                      -------------------------------
         SECTION 6.14. Acquisition Transactions...............................65
                      -------------------------

ARTICLE VII Events of Default.................................................66


ARTICLE VIII The Paying Agent.................................................68


ARTICLE IX Miscellaneous......................................................71

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                                       ii
LA/1174693.12


         SECTION 9.01. Notices................................................71
                      --------
         SECTION 9.02. Waivers; Amendments....................................72
                      --------------------
         SECTION 9.03. Expenses; Indemnity; Damage Waiver.....................73
                      -----------------------------------
         SECTION 9.04. Successors and Assigns.................................74
                      -----------------------
         SECTION 9.05. Survival...............................................78
                      ---------
         SECTION 9.06. Counterparts; Integration; Effectiveness...............78
                      -----------------------------------------
         SECTION 9.07. Severability...........................................79
                      -------------
         SECTION 9.08. Right of Setoff........................................79
                      ----------------
         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                      ---------------------------------------------------
                             Process..........................................79
                             -------
         SECTION 9.10. WAIVER OF JURY TRIAL...................................80
                      ---------------------
         SECTION 9.11. Headings...............................................80
                      ---------
         SECTION 9.12. Confidentiality........................................80
                      ----------------
         SECTION 9.13. Interest Rate Limitation...............................81
                      -------------------------
                                       iii
LA/1174693.12


                  This CREDIT AGREEMENT dated as of March 25, 2004, among TUCSON ELECTRIC POWER COMPANY, the LENDERS party hereto, the ISSUING BANKS party hereto, JPMORGAN CHASE BANK, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch, and LEHMAN BROTHERS INC., as Co-Administrative Agents, THE BANK OF NEW YORK, as Documentation Agent, and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch, as Paying Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions
                                  -----------

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ACC" means the Arizona Corporation Commission.

                  "Acquisition" means the indirect acquisition of all the capital stock of UniSource Energy by Saguaro Utility Group pursuant to the UniSource Merger Agreement.

                  "Acquisition Closing Date" means the date of the consummation of the Acquisitions Transactions described in clauses (a), (b) and (c) in the definition thereof in accordance with the provisions of the UniSource Merger Agreement.

                  "Acquisition Transactions" means (a) the Acquisition, (b) the repayment on the Acquisition Closing Date of all Indebtedness of UniSource Energy owed to the Borrower, (c) the capital contribution made by UniSource Energy to the Borrower on the Acquisition Closing Date, (d) the reduction in of the Total Tranche B Credit-Linked Deposit pursuant to Section 2.08(d), and (e) the repayment of Indebtedness pursuant to Section 5.12(c).

                  "Adjusted Consolidated Capital Expenditures" means, for any fiscal period, Consolidated Capital Expenditures for such period minus any amount of such Consolidated Capital Expenditures related to the construction of the Borrower's Nogales transmission line.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Paying Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                                        1
LA/1174693.12


                  "Agents" means the Co-Administrative Agents, the Documentation Agent and the Paying Agent.

                  "Agreement" means this Credit Agreement, dated as of March 25, 2004, by and among the Borrower, the Lenders party hereto, the Issuing Banks party hereto, Co-Administrative Agents, the Documentation Agent and the Paying Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Amortization Date" has the meaning assigned to such term in
Section 2.19.

                  "Anti-Terrorism Laws" has the meaning provided in Section 3.16(a).

                  "Applicable Facing Fee" means (a) for the period from the Effective Date through the Flexibility Date, 0.250%, and (b) thereafter 0.125%.

                  "Applicable Percentage" means (a) with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment, and (b) with respect to any Tranche B Lender, the percentage of the Total Tranche B Credit-Linked Deposit represented by such Lender's Tranche B Credit-Linked Deposit. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments. If the Tranche B Credit-Linked Deposits shall have been applied in full to reimburse Tranche B LC Disbursements, the Applicable Percentages of the Tranche B Lenders shall be determined based upon the Tranche B Credit-Linked Deposits most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, (a) for each Tranche B Credit-Linked Deposit, a rate per annum equal to 2.25% and (b) for each Type of Revolving Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread" based upon the ratio (the "Leverage Ratio") of (i) Consolidated Total Indebtedness at the end of the fiscal quarter ending on or immediately prior to such date to (ii) Consolidated EBITDA for the twelve-month period ending at the end of the fiscal quarter ending on or immediately prior to such date:

------------------------------------------ ----------------- -----------------
                                                   ABR              Eurodollar
             Leverage Ratio:                     Spread               Spread
------------------------------------------ ----------------- -----------------

               Category 1
               ----------
        Greater than 4.00 to 1.00                 1.25%                2.25%
------------------------------------------ ----------------- -----------------

               Category 2
               ----------
 Greater than 3.50 to 1.00 but less than
        or equal to 4.00 to 1.00                  1.00%                2.00%
------------------------------------------ ----------------- -----------------

                                        2
LA/1174693.12



------------------------------------------ ----------------- -----------------
                                                   ABR              Eurodollar
             Leverage Ratio:                     Spread               Spread
------------------------------------------ ----------------- -----------------

               Category 3
               ----------
 Greater than 3.00 to 1.00 but less than
        or equal to 3.50 to 1.00                  0.75%                1.75%
------------------------------------------ ----------------- -----------------

               Category 4
               ----------
   Less than or equal to 3.00 to 1.00             0.50%                1.50%
------------------------------------------ ----------------- -----------------

                  Each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective with respect to all Revolving Loans, Revolving Commitments and Revolving Letters of Credit outstanding on or after the date of delivery to the Paying Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.01(b) and Section 5.01(c), respectively, for the period ended on December 31, 2004, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Rate. In addition, at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Rate.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arrangers" means J.P. Morgan Securities Inc., Credit Suisse First Boston, and Lehman Brothers Inc., as Co-Lead Arrangers and Joint Bookrunners for the credit facilities established by this Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Paying Agent, in the form of Exhibit A or any other form approved by the Paying Agent.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Bond Delivery Agreement" means the Bond Delivery Agreement between the Borrower and the Paying Agent, substantially in the form of Exhibit B.

                  "Bonds" means the First Mortgage Bonds and the Second Mortgage Bonds.

                                        3
LA/1174693.12


                  "Borrower" means Tucson Electric Power Company, an Arizona corporation.

                  "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Investment" of any Person means the aggregate outstanding capitalized amount of Capital Lease Obligations of the Borrower and the Consolidated Subsidiaries that are owned by such Person and in respect of which such Person has the right to receive all future payments to be made.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Change in Control" means the occurrence of any of the following events: (a) other than 121 shares of common stock of the Borrower owned by independent third parties other than UniSource Energy on the Effective Date, UniSource Energy shall cease to own and control, of record and beneficially, directly, Capital Stock of the Borrower representing 100% of the aggregate ordinary voting power of the Borrower, free and clear of all Liens;
(b) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become,

                                        4
LA/1174693.12



the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of (A) prior to the Acquisition Closing Date, Capital Stock of UniSource Energy representing more than 35% of the aggregate ordinary voting power of UniSource Energy and (B) on and after the Acquisition Closing Date, a percentage of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of UniSource Energy that is greater than the percentage beneficially owned, in the aggregate, directly or indirectly, by the Permitted Investors or (ii) on and after the Acquisition Closing Date, the Permitted Investors shall fail to own directly or indirectly, beneficially and of record, Capital Stock of UniSource Energy representing at least 35% of the aggregate ordinary voting power of UniSource Energy (other than as a result of one or more widely distributed offerings of common stock of UniSource Energy, in each case whether by UniSource Energy or by any Permitted Investor), unless, in the case of either clause (i) or (ii), the Permitted Investors have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of UniSource Energy; or (c) the board of directors of UniSource Energy shall cease to consist of a majority of Continuing Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means the Collateral Mortgage Bonds and any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Mortgage Bonds" means Second Mortgage Bonds, Collateral Series D, substantially in the form attached to the Fifth Supplemental Indenture.

                  "Commitment" means, with respect to each Lender, each of such Lender's Revolving Commitment and Tranche B Credit-Linked Deposit.

                  "Consolidated Capital Expenditures" means, for any fiscal period, the aggregate of all expenditures by the Borrower and the Consolidated Subsidiaries for such period that, in accordance with GAAP, are or should be included in "construction expenditures" or similar items for additions to property, plant or equipment reflected in the statement of cash flows for the Borrower and the Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" means, for any fiscal period, with respect to the Borrower and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense,
(b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items reducing Consolidated Net Income, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income,
(ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any fiscal period, the aggregate of all payments by the Borrower and the Consolidated Subsidiaries for such period that, in accordance with GAAP, are or should be included in "interest paid, net of amounts capitalized" and "capital

                                        5
LA/1174693.12



lease interest paid" reflected in the statement of cash flows for the Borrower and the Consolidated Subsidiaries, less the amount of capital lease interest income paid to the Borrower or any Consolidated Subsidiary for such period that is not reflected in Consolidated EBITDA for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any fiscal period, net income of the Borrower and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

                  "Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter, (a) common stock equity of the Borrower as of such day minus
(b) the aggregate amount of all intangible assets (other than intangible assets eligible for cost recovery through regulatory rates) on the consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Indebtedness" means, as of the last day of any fiscal quarter, (a) the sum for the Borrower and the Consolidated Subsidiaries as of such day of (i) the aggregate outstanding principal amount of the Loans and LC Disbursements, (ii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof), (iii) the principal amount of all obligations in respect of Hedging Agreements of the Borrower and the Consolidated Subsidiaries (computed as set forth in the penultimate sentence of the definition of "Material Indebtedness") and (iv) the aggregate outstanding capitalized amount of Capital Lease Obligations, minus (b) the aggregate outstanding capitalized amount of the Capital Lease Investments of the Borrower and the Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors": the directors of UniSource Energy on the Effective Date and each other director of UniSource Energy, if, in each case, (a) such other director's nomination for election to the board of directors of UniSource Energy is recommended by at least a majority of the then Continuing Directors; (b) such other director receives the vote of the Permitted Investors or Persons nominated by the Permitted Investors in his or her election by the shareholders of UniSource Energy; or (c) such other director has been a member of the board of directors of UniSource Energy for at least the preceding twelve months.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Control Investment Affiliate" means, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with,

                                        6
LA/1174693.12


such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

                  "Credit Exposure" means, with respect to any Lender at any time, the sum of such Lender's Revolving Credit Exposure and its Tranche B LC Exposure at such time.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosure Documents" means the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                  "Documentation Agent" means The Bank of New York in its capacity as documentation agent for the Lenders.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

                                        7
LA/1174693.12



ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan or the receipt by the Borrower or any ERISA Affiliate from a plan administrator of any notice relating to the administrator's intent to terminate any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Paying Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or, for purposes of
Section 2.16 only, by or on account of any obligation of the Paying Agent pursuant to Section 2.05(b), (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

                  "Executive Order" has the meaning provided in Section 3.16(a).

                  "Existing Agreement" means, the Credit Agreement dated as of November 14, 2002, among the Borrower, the lenders party thereto, the issuing banks party thereto, The Bank of New York and Union Bank of California, as co-syndication agents, Credit Suisse First Boston, as documentation agent and Toronto Dominion (Texas), Inc., as administrative agent.

                  "Existing Letters of Credit" means the Letters of Credit set forth on Schedule 2.04.

                  "Fair Value" means, with respect to any assets or property owned by the Borrower or any of the Consolidated Subsidiaries, the fair market value thereof as determined

                                        8
LA/1174693.12


from time to time by the Board of Directors (or a duly constituted committee thereof) of the Borrower or such Consolidated Subsidiary in good faith.

                  "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fifth Supplemental Indenture" means Supplemental Indenture No. 5 under the Second Indenture, substantially in the form of Exhibit D.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "First Indenture" means the Indenture dated as of April 1, 1941, of the Tucson Gas, Electric Light and Power Company, a predecessor to the Borrower, to The Chase National Bank of the City of New York, as trustee, a predecessor to JPMorgan Chase Bank, as amended, supplemented or otherwise modified from time to time.

                  "First Mortgage Bonds" means the Borrower's First Mortgage Bonds issued under the First Indenture.

                  "Flexibility Date" means the earlier of (i) the Acquisition Closing Date and (ii) the date after the Effective Date that the Borrower has the ability under all Requirements of Law (including pursuant to orders of the ACC) to distribute 100% of its income to its shareholders.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or

                                        9
LA/1174693.12


services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indentures" means the First Indenture and the Second
Indenture.

                  "Information Memorandum" means the Confidential Information Memorandum dated January 2004 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                                       10
LA/1174693.12


                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing with June 30, 2004, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to the Tranche B Credit Linked Deposits, (x) during the period prior to June 30, 2004, each period commencing on the date the Tranche B Credit-Linked Deposits are initially funded by the Tranche B Lenders or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day in the calendar month that is one month thereafter or, if earlier, June 30, 2004 and (y) at any time after June 30, 2004, each period commencing on June 30, 2004 or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, that (i) a single Interest Period shall at all times apply to all the Tranche B Credit-Linked Deposits, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

                  "Issuing Bank" means each Lender executing this Agreement as an Issuing Bank, in its capacity as issuer of Letters of Credit hereunder, and each of their successors in such capacity as provided in Section 2.04(j).

                  "LC Disbursement" means either a Revolving LC Disbursement or a Tranche B LC Disbursement. "LC Disbursements" means the Revolving LC Disbursements and the Tranche B LC Disbursements.

                  "Lenders" means the Revolving Lenders and the Tranche B Lenders whose names appear on the signature pages hereof and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing or the Tranche B Credit-Linked Deposits for any Interest Period, the rate per annum determined by the Paying

                                       11
LA/1174693.12


Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Paying Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Paying Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Paying Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Lien of the Second Indenture" has the meaning assigned to the phrases "Lien of this Indenture" and "lien hereof" in the Second Indenture.

                  "Loan Documents" means this Agreement, the Bond Delivery Agreement, the Fifth Supplemental Indenture, the Collateral Mortgage Bonds, the Revenue Bond Pledge Agreements and the other Security Documents.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Management Group" means any existing director of UniSource Energy and any executive officer of UniSource Energy and its subsidiaries.

                  "Material Adverse Effect" means a material adverse effect on
(a) the financial condition, results of operations, business or prospects of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or the Second Indenture or (c) the rights of or benefits available to the Lenders under any Loan Document or the Second Indenture.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Significant Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were

                                       12
LA/1174693.12



terminated at such time. "Material Indebtedness" shall not include at any time any Indebtedness that is non-recourse to the Borrower and its Subsidiaries.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and LC Disbursements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Paying Agent" means Credit Suisse First Boston, in its capacity as paying agent for the Lenders hereunder.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Investors" means the collective reference to the Sponsors, their Control Investment Affiliates and the Management Group.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum adopted from time to time by the Paying Agent at its principal office in New York City as its prime commercial lending rate;

                                       13
LA/1174693.12



each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

                  "Proposed Modifications" has the meaning assigned to such term in Section 2.19.

                  "Rating Agencies" means either of Moody's or S&P.

                  "Reference Ratings" means the ratings of the credit facilities established by this Agreement by the Rating Agencies.

                  "Register" has the meaning set forth in Section 9.04.

                  "Regulatory Event" means any change in applicable law or any adoption of or change in any rule, regulation or order of the ACC or any other Governmental Authority having jurisdiction over the Borrower as a result of which the Borrower is or will be required (a) to sell or transfer all or a substantial portion of its generating assets (other than to a wholly owned subsidiary of the Borrower if such assets remain subject at all times after such sale or transfer to the Lien of the Second Indenture) or (b) to purchase in open market transactions any substantial portion of its power requirements (other than requirements that cannot be satisfied by the Borrower's own generating assets).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Revolving Commitments representing a majority of the sum of the total Credit Exposures and the total unused Revolving Commitments at such time.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                   "Revenue Bond Indenture" means, with respect to any Letter of Credit, the Revenue Bond Indenture, as amended and supplemented from time to time, in respect of the Revenue Bonds referenced on Schedule 2.04 for such Letter of Credit.

                                       14
LA/1174693.12


                  "Revenue Bond Loan Agreement" means, with respect to any Letter of Credit, the Revenue Bond Loan Agreement in respect of the Revenue Bonds referenced on Schedule 2.04 for such Letter of Credit, as applicable.

                  "Revenue Bonds" means, with respect to any Letter of Credit, the Revenue Bonds referenced on Schedule 2.04 for such Letter of Credit.

                  "Revenue Bond Pledge Agreement" means, individually, any pledge agreement in substantially the form of Exhibit C and otherwise satisfactory to the applicable Issuing Bank and the Paying Agent. "Revenue Bond Pledge Agreements" means, collectively, all Revenue Bond Pledge Agreements.

                  "Revenue Bond Trustee" means, with respect to any Letter of Credit, the trustee and/or agent, as applicable, named in such Letter of Credit's Revenue Bond Indenture, and any successor or assign thereof.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of the termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Commitments is $60,000,000.

                  "Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate outstanding principal amount of Revolving Loans at such time plus
(b) the Revolving LC Exposure at such time minus (c) the aggregate amount of cash collateral held by the Paying Agent pursuant to Section 2.19 as security for the Borrower's reimbursement obligations in respect of Revolving Letters of Credit. The Revolving Credit Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Revolving Credit Exposure at such time.

                  "Revolving LC Disbursement" means a payment made by an Issuing Bank pursuant to a Revolving Letter of Credit.

                  "Revolving LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time plus (b) the aggregate amount of all Revolving LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Revolving LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Revolving LC Exposure at such time.

                  "Revolving Lender" means a Lender having a Revolving
Commitment.

                                       15
LA/1174693.12


                  "Revolving Letters of Credit" means the Revolving Letters of Credit issued pursuant to Section 2.04(a)(i).

                  "Revolving Loan" means a Loan made pursuant to Sections 2.01 and 2.03.

                  "Revolving Maturity Date" means June 30, 2009.

                  "Saguaro Utility Group" means Saguaro Utility Group I Corp., an Arizona corporation formed by Saguaro Utility Group L.P. an Arizona limited partnership, of which Sage Mountain, L.L.C., an Arizona limited liability company, is the general partner.

                  "Sale Leaseback" means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

                  "San Carlos" means San Carlos Resources Inc., an Arizona corporation.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

                  "Second Indenture" means the Indenture of Mortgage and Deed of Trust dated as of December 1, 1992, of the Borrower to The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Second Mortgage Bonds" means the Borrower's Second Mortgage Bonds issued under the Second Indenture.

                  "Security Documents" means the Second Indenture, the Fifth Supplemental Indenture, the Collateral Mortgage Bonds, the Bond Delivery Agreement, the Revenue Bond Pledge Agreements, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or pursuant to any of the foregoing documents to secure any of the Obligations.

                  "Significant Subsidiary" means (a) San Carlos, (b) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (c) any other Subsidiary of the Borrower whose direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 was greater than or equal to 10% of the consolidated total assets as of such date of the Borrower and the Consolidated Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

                  "Solvent" means, with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such

                                       16
LA/1174693.12


date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Sponsors" mean, collectively, Kohlberg Kravis Roberts & Co., L.P., JP Morgan Partners, LLC and Wachovia Capital Partners.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Tranche B Credit-Linked Deposit" means, at any time, the sum of all the Tranche B Lenders' Tranche B Credit-Linked Deposits, as the same may be reduced from time to time pursuant to Section 2.08.

                                       17
LA/1174693.12


                  "Tranche B Credit-Linked Deposit" means, as to each Tranche B Lender, the cash deposit made by such Lender pursuant to Section 2.04, as such deposit may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche B Lender's Tranche B Credit-Linked Deposit is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have acquired its Tranche B Credit-Linked Deposit, as applicable. The aggregate amount of the Tranche B Credit-Linked Deposits on the Effective Date is $340,587,047.

                  "Tranche B Credit-Linked Deposit Account" means, collectively, one or more operating and/or investment accounts of, and established by, the Paying Agent under its sole and exclusive control and maintained at the office of the Paying Agent located at Eleven Madison Avenue, New York, New York 10010 (or such other office as the Paying Agent shall from time to time designate with notice to the Borrower), in any such case that shall be used for the purposes set forth in Article II.

                  "Tranche B LC Disbursement" means a payment made by an Issuing Bank pursuant to a Tranche B Letter of Credit.

                  "Tranche B LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit at such time plus (b) the aggregate amount of all Tranche B LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The Tranche B LC Exposure of any Tranche B Lender at any time shall be its Applicable Percentage of the total Tranche B LC Exposure at such time.

                  "Tranche B Lender" means a Lender having a Tranche B Credit-Linked Deposit.

                  "Tranche B Letters of Credit" means, the Tranche B Letters of Credit issued pursuant to Section 2.04(a).

                  "Tranche B Maturity Date" means June 30, 2009.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit and the issuance of the Collateral Mortgage Bonds to the Paying Agent under the Fifth Supplemental Indenture and the Bond Delivery Agreement.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "UniSource Energy" means UniSource Energy Corporation, an Arizona corporation.

                  "UniSource Merger Agreement" means that certain Agreement and Plan of Merger, dated as of November 21, 2003, between UniSource Energy and Saguaro Acquisition Corp., a Delaware corporation.

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                                       18
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                  "Utility Business" means the business of producing,
developing, generating, transmitting, distributing, selling or supplying electrical energy for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized the Borrower to enter.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02  Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

                  SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Paying Agent that the Borrower requests an amendment to any provision hereof (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of the Borrower's operations) to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Paying Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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                                       19
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                  SECTION 1.05  Pro Forma Calculations. All pro forma
calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall (a) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and (b) be certified to by a Financial Officer of the Borrower as having been prepared in good faith based upon assumptions believed to be reasonable.

                                   ARTICLE II
                                   The Credits

                  SECTION 2.01 Revolving Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Revolving Lender's Revolving Credit Exposure exceeding its Revolving Commitment or (b) the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02 Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender's failure to make Revolving Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Revolving Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Revolving Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $5,000,000 in increments of $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of a Revolving LC Disbursement as contemplated by Section 2.04(f)(i)(A). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Revolving Borrowings outstanding.

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                                       20
LA/1174693.12


                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

                  SECTION 2.03  Requests for Revolving Borrowings. To
request a Revolving Borrowing, the Borrower shall notify the Paying Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Paying Agent of a written Borrowing Request in a form approved by the Paying Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                   (i)  the aggregate amount of the requested Borrowing;

                   (ii) the date of such Borrowing, which shall be a Business
                        Day;

                   (iii)whether such Borrowing is to be an ABR Borrowing or a
                        Eurodollar Borrowing;

                   (iv) in the case of a Eurodollar Borrowing, the initial
                        Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                   (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

                  If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Paying Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04  Letters of Credit.

                  (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Revolving Letters of Credit for its own account, in a form reasonably acceptable to the Paying Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Effective Date through the date 30 days prior to the end of the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower

                                       21
LA/1174693.12


with, any Issuing Bank relating to any Revolving Letter of Credit, the terms and conditions of this Agreement shall control.

                          (ii) Subject to the terms and conditions set forth
herein, the Borrower may request the issuance of Tranche B Letters of Credit on the Effective Date for its own account, in a form reasonably acceptable to the Paying Agent and the applicable Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Tranche B Letter of Credit, the terms and conditions of this Agreement shall control. In addition, as of the Effective Date, each of the Existing Letters of Credit shall be deemed to be issued under this Agreement as a Tranche B Letter of Credit.

                  (b) Issuance and Amendment. (i) To request the issuance of a Revolving Letter of Credit (or the amendment, renewal or extension of an outstanding Revolving Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Paying Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Revolving Letter of Credit, or identifying the Revolving Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Revolving Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Revolving Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Revolving Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Revolving Letter of Credit.

                          (ii) Any Tranche B Letter of Credit may be amended by
the applicable Issuing Bank at the request of the Borrower and with the consent the Paying Agent; provided, that no such amendment shall increase the stated of amount of a Tranche B Letter of Credit or extend the expiration date thereof beyond the last permissible date referred to in paragraph (d) below. To request an amendment to an outstanding Tranche B Letter of Credit, the Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Paying Agent (no less than three Business Days (or such shorter period of time as acceptable to the applicable Issuing Bank and the Paying Agent) in advance of the requested date of amendment) a notice identifying the Tranche B Letter of Credit to be amended and specifying the date of amendment (which shall be a Business Day); the amount of such Tranche B Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to amend such Tranche B Letter of Credit.

                  (c) Limitation of Amount. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving LC Exposure will not exceed $30,000,000; (ii) the Revolving Credit Exposure shall not exceed the aggregate amount of the Revolving Commitments and (iii) the Tranche B LC Exposure will not exceed the aggregate amount of the

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                                       22
LA/1174693.12


Total Tranche
B Credit-Linked Deposit (including any amount of such Tranche B Credit-Linked Deposits that shall have been applied to reimburse outstanding Tranche B LC Disbursements).

                  (d) Expiration Date. Each Revolving Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Revolving Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Revolving Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above). Each Tranche B Letter of Credit shall expire not later than the close of business on the Tranche B Maturity Date.

                  (e) (i) Participations of Revolving Lenders. On the Effective Date, without any further action on the part of any Issuing Bank or the Revolving Lenders, each Issuing Bank issuing one or more Revolving Letters of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in each such Revolving Letter of Credit equal to such Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Paying Agent, for the account of the applicable Issuing Bank, such Revolving Lender's Applicable Percentage of each Revolving LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f)(i)(A) of this Section, or of any reimbursement payment in respect of a Revolving LC Disbursement required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Revolving Letters of Credit pursuant to this subparagraph (i) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                          (ii) Participations of Tranche B Lenders. On the
Effective Date, without any further action on the part of any Issuing Bank or the Tranche B Lenders, each Issuing Bank issuing one or more Tranche B Letters of Credit hereby grants to each Tranche B Lender, and each Tranche B Lender hereby acquires from such Issuing Bank, a participation in each such Tranche B Letter of Credit equal to such Tranche B Lender's Applicable Percentage of the aggregate amount available to be drawn under such Tranche B Letter of Credit. The aggregate purchase price for the participations of each Tranche B Lender in Tranche B Letters of Credit shall equal the amount of the Tranche B Credit-Linked Deposit of such Tranche B Lender. Each Tranche B Lender shall pay to the Paying Agent its Tranche B Credit-Linked Deposit in full on the Effective Date. Each Tranche B Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Tranche B LC Disbursement which is not reimbursed by the Borrower as provided in paragraph (f)(i)(B) of this Section or, with respect to any Tranche B LC Disbursement referred to in paragraph (f)(ii) of this Section, on the date reimbursement would have been due had such Tranche B LC Disbursement been governed by paragraph (f)(i)(B), or is required to refund any reimbursement payment in respect of a Tranche B LC Disbursement to the Borrower for any reason, the Paying Agent shall reimburse the applicable Issuing Bank for

                                       23
LA/1174693.12


the amount of such Tranche B LC Disbursement, ratably as among the Tranche B Lenders in accordance with their Applicable Percentages of the Total Tranche B Credit-Linked Deposit, from such Tranche B Lender's Tranche B Credit-Linked Deposit on deposit in the Tranche B Credit-Linked Deposit Account. In the event the Tranche B Credit-Linked Deposit Account is charged by the Paying Agent to reimburse the applicable Issuing Bank for an unreimbursed Tranche B LC Disbursement, the Borrower shall have the right, at any time prior to the Tranche B Maturity Date, to pay over to the Paying Agent in reimbursement thereof an amount equal to the amount so charged for deposit in the Tranche B Credit-Linked Deposit Account. In the event that any reimbursement shall be due to an Issuing Bank under the preceding provisions of this paragraph on a day other than the last day of an Interest Period in effect for the Tranche B Credit-Linked Deposits, the Paying Agent shall have the right, but not the obligation, to advance its own funds to cover the amount due to such Issuing Bank, in which case (i) title to an amount of each Tranche B Lender's Tranche B Credit-Linked Deposit equal to its Applicable Percentage of the amount so advanced by the Paying Agent (together with the interest accruing thereon) shall automatically be transferred to the Paying Agent, which shall reimburse itself for the amount advanced by it through the liquidation of such amounts of the Tranche B Credit-Linked Deposits at the end of the applicable Interest Period, and (ii) the Borrower shall pay to the Paying Agent, upon the Paying Agent's request therefor, the amount, if any, by which the Paying Agent's cost of funds for the period from the date of such reimbursement of the Issuing Bank through the end of the applicable Interest Period, as determined by the Paying Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to the Borrower, shall exceed the interest accrued on a like amount of the Tranche B Credit-Linked Deposits at the LIBO Rate for such Interest Period. In the event the Borrower shall fail to pay any amount due under clause (ii) of the preceding sentence, the interest payable by the Paying Agent to the Tranche B Lenders on their Tranche B Credit-Linked Deposits under
Section 2.05(b) shall be correspondingly reduced and the Tranche B Lenders shall without further act succeed, ratably in accordance with their Applicable Percentages, to the rights of the Paying Agent with respect to such amount. Each Tranche B Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Tranche B Letters of Credit pursuant to this subparagraph (ii) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche B Letter of Credit or the occurrence and continuance of a Default or the return of the Tranche B Credit-Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Tranche B Lender irrevocably authorizes the Paying Agent to apply amounts of its Tranche B Credit-Linked Deposit as provided in this subparagraph (ii). In addition, each Tranche B Lender hereby grants to Paying Agent for the benefit of the Issuing Banks a security interest in such Tranche B Lender's Tranche B Credit-Linked Deposit to secure its obligations under this Section 2.04(e)(ii).

                  (f) Reimbursement. (i) (A) If any Issuing Bank shall make any Revolving LC Disbursement, the Borrower shall, except as provided in paragraph
(ii) below, reimburse such Revolving LC Disbursement by paying to the Paying Agent an amount equal to such Revolving LC Disbursement not later than 1:00 p.m., New York City time, on the date that such Revolving LC Disbursement is made, if the Borrower shall have received notice of such Revolving LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m.,

                                       24
LA/1174693.12


New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections
2.01 and 2.03, that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

                                  (B) If any Issuing Bank shall make any Tranche
B LC Disbursement, the Borrower shall have the right (but not the obligation) to pay or cause to be paid to the Paying Agent an amount equal to the entire amount of such Tranche B LC Disbursement not later than 1:00 p.m., New York City time, on the date that such Tranche B LC Disbursement is made, if the Borrower shall have received notice of such Tranche B LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice. If the Borrower does not so elect to reimburse the Issuing Bank for any such Tranche B LC Disbursement, reimbursement of the Issuing Bank shall be made in accordance with the provisions of Section 2.04(f)(ii) and (iv).

                          (ii) In the case of any Tranche B LC Disbursement to
fund the
payment of the purchase price (to the extent such purchase price is attributable to the principal of a Revenue Bond) of any Revenue Bond that the Borrower is unable to remarket prior to the day on which payment of the purchase price of such Revenue Bond is due to the holder or owner thereof (a "Purchase Price Disbursement"), the Borrower shall reimburse such Purchase Price Disbursement on or prior to the Tranche B Maturity Date; provided that (x) such Revenue Bond shall be promptly delivered and pledged to the applicable Issuing Bank under a Revenue Bond Pledge Agreement, (y) any portion of such Purchase Price Disbursement may be reimbursed at any time by or on behalf of the Borrower on one Business Day's notice stating the amount to be reimbursed (which shall be $100,000 or a whole multiple thereof) and directing such Issuing Bank to deliver Revenue Bonds held by or for the account of such Issuing Bank to or upon the order of the Borrower against repayment of the portion of such Purchase Price Disbursement attributable to such Revenue Bonds with the proceeds of the remarketing of such Revenue Bonds and specifying the principal amount of Revenue Bonds to be so delivered, and (z) upon payment to the Paying Agent for the account of such Issuing Bank of the amount of any such repayment, together with accrued interest to the date of such repayment on the amount of the Purchase Price Disbursement to be reimbursed, the outstanding obligations of the Borrower in respect of such Purchase Price Disbursement shall be reduced by the amount of such reimbursement, interest shall cease to accrue on the amount so reimbursed and such Issuing Bank shall release to or upon the order of the Borrower from the pledge and security interest created by the applicable pledge agreement a principal amount of Revenue Bonds held under such pledge agreement equal to the amount of such repayment; provided that, prior to the release of such Revenue Bonds, the Borrower shall have paid to the Paying Agent the amount of any LC Disbursement made in connection with the purchase of such Revenue Bonds to pay the interest portion of the purchase price thereof. The provisions of paragraph
(i) above shall apply with respect to any portion of such an LC Disbursement on the Tranche B Maturity Date, as if it were an LC Disbursement in respect of which the Borrower received notice prior to 11:00 a.m., New York City time, on the Tranche B Maturity Date. Whenever an Issuing Bank is holding Revenue Bonds pursuant to a

                                       25
LA/1174693.12

pledge agreement in respect of a Letter of Credit and accordingly receives a payment of interest on such pledged Revenue Bonds, such Issuing Bank shall promptly deliver such interest so received to the Paying Agent for application to the payment of accrued and unpaid interest on all outstanding Purchase Price Disbursements of such Issuing Bank in respect of such Letter of Credit. If the amount of interest so received exceeds the amount of accrued and unpaid interest on such Purchase Price Disbursements on the date of receipt, such Issuing Bank shall hold the unused balance of such interest received and apply it on a daily basis to interest accrued on such Purchase Price Disbursements.

                  (iii) If any Tranche B LC Disbursement that shall have been funded from the Tranche B Credit-Linked Deposits shall be reimbursed pursuant to paragraph (i) or (ii) above other than on the last day of an Interest Period applicable to the Tranche B Credit-Linked Deposits, the Paying Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period at the time in effect and the Borrower shall pay to the Paying Agent, upon the Paying Agent's request therefor, the amount, if any, by which the interest accrued on a like amount of the Tranche B Credit-Linked Deposits at the LIBO Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable Interest Period, as determined by the Paying Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to the Borrower. In the event the Borrower shall fail to pay any amount due under this paragraph, the interest payable by the Paying Agent to the Tranche B Lenders on their Tranche B Credit-Linked Deposits under Section 2.05(b) shall be correspondingly reduced and the Tranche B Lenders shall without further act succeed, ratably in accordance with their Applicable Percentages, to the rights of the Paying Agent with respect to such amount.

                  (iv) If the Borrower fails to make any payment due under paragraph (i)(A) above with respect to a Revolving LC Disbursement, the Paying Agent shall notify each Revolving Lender of the applicable Revolving LC Disbursement and such Revolving Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Paying Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by Revolving Lenders, and the Paying Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. If any Issuing Bank shall not have received from the Borrower the payment that it may make under paragraph (i)(B) above with respect to a Tranche B LC Disbursement, or if any Purchase Price Disbursement shall be made under a Tranche B Letter of Credit, the Paying Agent shall notify each Tranche B Lender of the applicable Tranche B LC Disbursement and such Tranche B Lender's Applicable Percentage thereof, and the Paying Agent shall promptly pay to the applicable Issuing Bank each Tranche B Lender's Applicable Percentage of such Tranche B LC Disbursement from such Tranche B Lender's Tranche B Credit-Linked Deposit (or from funds of the Paying Agent as contemplated by the sixth sentence of paragraph (e)(ii) above). Promptly following receipt by the Paying Agent of any payment pursuant to paragraph (i) or (ii) above in respect of any LC Disbursement, the Paying Agent shall distribute such payment to the applicable Issuing Bank or, (A) to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank in connection with an unreimbursed Revolving LC Disbursement, then to such Revolving Lenders as their interests may appear and
(B) to the extent payments have been made

                                       26
LA/1174693.12



from the Tranche B Credit-Linked Deposits or from funds of the Paying Agent to reimburse such Issuing Bank in connection with an unreimbursed Tranche B LC Disbursement, to the Tranche B Credit-Linked Deposit Account to be added to the Tranche B Credit-Linked Deposits of the Tranche B Lenders in accordance with their respective Applicable Percentages or to reimburse the Paying Agent, as the case may be. Any payment made by a Revolving Lender or from the Tranche B Credit-Linked Deposit Account, or from funds of the Paying Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Revolving LC Disbursement or Tranche B LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation, if any, to reimburse such LC Disbursement.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Paying Agent, the Revolving Lenders, the Tranche B Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a

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                                       27
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Letter of Credit. Such Issuing Bank shall promptly notify the Paying Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders or Tranche B Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, (i) in the case of any Revolving LC Disbursements, unless the Borrower shall reimburse such Revolving LC Disbursement in full on the date such Revolving LC Disbursement is made or (ii) in the case of any Tranche B LC Disbursements, unless the Borrower shall reimburse such Tranche B LC Disbursement in full on the date such Tranche B LC Disbursement is made, in each case the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement or the Paying Agent reimburses such Tranche B LC Disbursement with funds held in the Tranche B Credit-Linked Deposit Account, at (i) in the case of a Revolving LC Disbursement, the rate per annum then applicable to ABR Revolving Loans, and (ii) in the case of a Tranche B LC Disbursement, at the LIBO Rate for the Interest Period at the time in effect for the Credit-Linked Deposits plus 2.25% per annum; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender or from the Tranche B Credit-Linked Deposit of any Tranche B Lender (or with funds of the Paying Agent pending the application of such Tranche B Credit-Linked Deposit) to reimburse an Issuing Bank shall be for the account of such Revolving Lender or Tranche B Lender, as applicable, to the extent of such payment.

                  (j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower and the Paying Agent; provided, however, that (i) each Issuing Bank shall be a Lender, and (ii) the Paying Agent shall review any such proposed agreement for form only and not with respect to the identity of any successor Issuing Bank or the identity of the Issuing Bank to be replaced (subject in the case of any replacement of any Affiliate of the Paying Agent to the provisions of the first paragraph of
Article VIII). The Paying Agent shall notify the Revolving Lenders and Tranche B Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b) and shall return to such Issuing Bank each Letter of Credit issued by such Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it on such effective date or thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

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                                       28
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                  (k) Acceleration of Revenue Bonds. If any Event of Default
shall occur and be continuing, the Paying Agent may, and at the request of the Required Lenders shall, direct the applicable Issuing Bank to take such steps as are required and available to it under any Revenue Bond Indenture to cause the Revenue Bond Trustee thereunder to declare the principal amount of all Revenue Bonds then outstanding thereunder to be immediately due and payable and, to the extent necessary to make all payments then due and payable on the Revenue Bonds, require all necessary drawings under the applicable Letter of Credit to be made in respect thereof, whereupon such Issuing Bank shall pay from its general funds (or, in the case of a Tranche B Letter of Credit, from the Tranche B Credit-Linked Deposits) the amounts so drawn and such amounts, all interest thereon and all other amounts payable by the Borrower hereunder in respect thereof shall automatically be forthwith due and payable.

                  SECTION 2.05  Credit-Linked Deposit Account.

                  (a) The Tranche B Credit-Linked Deposits shall be held by the Paying Agent in the Tranche B Credit-Linked Deposit Account, and no party other than the Paying Agent shall have a right of withdrawal from the Tranche B Credit-Linked Deposit Account or any other right or power with respect to the Tranche B Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each Tranche B Lender in respect of its participation in Tranche B Letters of Credit shall be satisfied in full upon the funding of its Tranche B Credit-Linked Deposit.

                  (b) Each of the Paying Agent, each Issuing Bank issuing any Tranche B Letter of Credit and each Tranche B Lender hereby acknowledges and agrees that each Tranche B Lender is funding its Tranche B Credit-Linked Deposit to the Paying Agent for application in the manner contemplated by Section 2.04(e) and that the Paying Agent has agreed to invest the Tranche B Credit-Linked Deposits so as to earn a return (except during periods when such Tranche B Credit-Linked Deposits, or funds advanced by the Paying Agent against such Tranche B Credit-Linked Deposits, are used to cover unreimbursed Tranche B LC Disbursements, and subject to Section 2.13) for the Tranche B Lenders equal at any time to (i) the LIBO Rate for the Interest Period in effect for the Tranche B Credit-Linked Deposits at such time minus (ii) 10 basis points; provided that, in the event that the Borrower shall revoke any notice of prepayment pursuant to Sections 2.08 and 2.10, the Paying Agent shall use commercially reasonable efforts to invest the Tranche B Credit-Linked Deposits that are affected thereby in a manner that is consistent with its policies relating to such deposits. Such interest will be paid to the Tranche B Lenders by the Paying Agent in arrears on the last day of each Interest Period applicable to the Tranche B Credit-Linked Deposits.

                  (c) The Borrower shall have no right, title or interest in or to the Tranche B Credit-Linked Deposits and no obligations with respect thereto (except to refund portions thereof used to fund Tranche B LC Disbursements as provided in Section 2.04(f)), it being acknowledged and agreed by the parties hereto that the making of the Tranche B Credit-Linked Deposits by the Tranche B Lenders, the provisions of this Section 2.05 and the application of the Tranche B Credit-Linked Deposits in the manner contemplated by Section 2.04(e) constitute agreements among the Paying Agent, each Issuing Bank issuing any Tranche B Letter of Credit and each Tranche B Lender with respect to the funding obligations of each Tranche B Lender in

                                       29
LA/1174693.12




respect of its participation in Tranche B Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

                  SECTION 2.06  Funding of Borrowings.

                  (a) Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Paying Agent most recently designated by it for such purpose by notice to the Lenders. The Paying Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Paying Agent to the applicable Issuing Bank.

                  (b) Unless the Paying Agent shall have received notice from a Revolving Lender prior to the proposed date of any Borrowing that such Revolving Lender will not make available to the Paying Agent such Revolving Lender's share of such Borrowing, the Paying Agent may in its sole discretion assume that such Revolving Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Borrowing available to the Paying Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Paying Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Paying Agent, at (i) in the case of such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Revolving Lender pays such amount to the Paying Agent, then such amount shall constitute such Revolving Lender's Loan included in such Borrowing.

                     SECTION 2.07  Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Revolving Lenders holding the Revolving Loans comprising such Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Paying Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery

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LA/1174693.12


or telecopy to the Paying Agent of a written Interest Election Request in a form approved by the Paying Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Paying Agent shall advise each Revolving Lender of the details thereof and of such Revolving Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, (i) if an Event of Default has occurred and is continuing (A) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08 Termination and Reduction of Commitments; Return of Tranche B Credit-Linked Deposits.

                  (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. If any Revolving Letter of Credit remains outstanding on the Revolving Maturity Date, or if any Tranche B Letter of Credit remains outstanding on the Tranche B Maturity Date, the Borrower will deposit with the Paying Agent an amount in cash equal to 105% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower's reimbursement obligations with respect to any drawings that may occur thereunder. Subject only to the Borrower's compliance with its obligations under the preceding sentence, any

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                                       31
LA/1174693.12


amount of the Tranche B Credit-Linked Deposits held in the Tranche B Credit-Linked Deposit Account will be returned to the Tranche B Lenders on the Tranche B Maturity Date ratably in accordance with their Applicable Percentages of the Total Tranche B Credit-Linked Deposit.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Revolving Commitments if, after giving effect to such reduction and any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Revolving Credit Exposures would exceed the aggregate Revolving Commitments. The Borrower may at any time or from time to time direct the Paying Agent to reduce the Total Tranche B Credit-Linked Deposit; provided that (i) each reduction of the Total Tranche B Credit-Linked Deposit shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not direct the Paying Agent to reduce the Total Tranche B Credit-Linked Deposit if, after giving effect to such reduction, the aggregate Tranche B LC Exposure would exceed the Total Tranche B Credit-Linked Deposit. In the event the Total Tranche B Credit-Linked Deposit shall be reduced as provided in the preceding sentence, the Paying Agent will return all amounts in the Tranche B Credit-Linked Deposit Account in excess of the reduced Total Tranche B Credit-Linked Deposit to the Tranche B Lenders, ratably in accordance with their Applicable Percentages of the Total Tranche B Credit-Linked Deposit. Any such reduction of the Total Tranche B Credit-Linked Deposit shall be subject to the provisions of Section 2.15.

                  (c) In the event that any Revenue Bonds shall be redeemed, repaid or otherwise retired, the Borrower shall, to the extent permitted under the documentation for such Revenue Bonds, and after reimbursement of any LC Disbursement made in connection with such redemption, repayment or retirement, permanently reduce the stated amount of the applicable Letter of Credit and, if such reduction is with respect to a Tranche B Letter of Credit, the Total Tranche B Credit-Linked Deposit hereunder shall be automatically and permanently reduced by an amount equal to the amount of such reduction as of the date such reduction becomes effective. In the event the Tranche B Credit-Linked Deposits shall be reduced as provided in the preceding sentence, the Paying Agent will return all amounts in the Tranche B Credit-Linked Deposit Account in excess of the reduced Tranche B Credit-Linked Deposits to the Tranche B Lenders, ratably in accordance with their Applicable Percentages of the Total Tranche B Credit-Linked Deposit.

                  (d) The Borrower shall (i) on the Acquisition Closing Date, make arrangements reasonably satisfactory to the Paying Agent to reduce the Total Tranche B Credit Linked Deposit in an amount not less than $100,000,000 (including, without limitation, by delivery of irrevocable notices of redemption with respect to those tax exempt bonds for which credit support is provided by Tranche B Letters of Credit which are to be redeemed in connection with such reduction); and (ii) not later than thirty-five (35) days after the Acquisition Closing Date, reduce the Total Tranche B Credit Linked Deposit by an amount not less than $100,000,000.

                  (e) The Borrower shall notify the Paying Agent of any election or requirement to terminate or reduce the Revolving Commitments or the Total Tranche B Credit-Linked Deposit under paragraph (b), (c) or (d) of this Section at least three Business Days prior to the effective

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                                       32
LA/1174693.12


date of such termination or reduction (or as soon as practicable but in any event no later than such effective date, in the case of a reduction under paragraph (c)), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Paying Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or the Total Tranche B Credit-Linked Deposit delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Paying Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments or the Total Tranche B Credit-Linked Deposit shall be permanent. Each reduction of the Revolving Commitments or the Total Tranche B Credit-Linked Deposit shall be made ratably among the Revolving Lenders or Tranche B Lenders, as the case may be, ratably in accordance with their Applicable Percentages.

                  SECTION 2.09   Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Paying Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

                  (b) Each Revolving Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Revolving Lender resulting from each Revolving Loan made by such Revolving Lender, including the amounts of principal and interest payable and paid to such Revolving Lender from time to time hereunder.

                  (c) The Paying Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder for the account of the Revolving Lenders and each Revolving Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Revolving Lender or the Paying Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Paying Agent. Thereafter, the Revolving Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                       33
LA/1174693.12


                  SECTION 2.10  Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Paying Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Paying Agent shall advise the Revolving Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and by any amounts required to be paid pursuant to Section 2.15 in connection with such prepayment.

                  SECTION 2.11  Fees.

                  (a) The Borrower agrees to pay to the Paying Agent for the account of each Revolving Lender a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing with June 30, 2004, and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Paying Agent for the account of each Revolving Lender a participation fee with respect to its participations in Revolving Letters of Credit, which participation fee shall accrue at the Applicable Rate used to compute interest on Eurodollar Revolving Loans, on the average daily amount of such Revolving Lender's Revolving LC Exposure (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any Revolving LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to the Applicable Facing Fee on the average daily aggregate face amount of the outstanding Revolving Letters of

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                                       34
LA/1174693.12


Credit of such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Revolving LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Revolving Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees in respect of Revolving Letters of Credit shall be due and payable on the last Business Day of March, June, September and December of each year, commencing with June 30, 2004; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay (i) to the Paying Agent for the account of each Tranche B Lender a participation fee with respect to its participations in Tranche B Letters of Credit, which such participation fee shall accrue at a rate equal to the sum of (A) the Applicable Rate for Tranche B Credit-Linked Deposits and (B) 0.10% on the average daily amount of such Tranche B Lender's Tranche B LC Exposure (excluding any portion thereof attributable to unreimbursed Tranche B LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Tranche B Credit-Linked Deposit is returned to it and the date on which such Tranche B Lender ceases to have any Tranche B LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to the Applicable Facing Fee on the average daily aggregate face amount of the outstanding Tranche B Letters of Credit of such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date on which the Tranche B Credit-Linked Deposits are returned to the Tranche B Lenders and the date on which there ceases to be any Tranche B LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Tranche B Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees in respect of Tranche B Letters of Credit shall be due and payable on the last Business Day of March, June, September and December of each year, commencing with June 30, 2004; provided that all such fees shall be payable on the date on which the Tranche B Credit-Linked Deposits are returned to the Tranche B Lenders and any such fees accruing after the date on which the Tranche B Credit-Linked Deposits are returned to the Tranche B Lenders shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) The Borrower agrees to pay to the Paying Agent, the Co-Administrative Agents and the Documentation Agent, each for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and such Persons.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Paying Agent (or to the applicable Issuing Bank, in the case of fees

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                                       35
LA/1174693.12


payable to any Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12  Interest.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement, 2% per annum plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph
(c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or the Tranche B Credit-Linked Deposit:

                  (a) the Paying Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Paying Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect

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                                       36
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the cost to such Lenders of making or maintaining their Loans included in such
Borrowing or the Tranche B Credit-Linked Deposits, as applicable, for such Interest Period;

then the Paying Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Paying Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) the Tranche B Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation.

                  SECTION 2.14  Increased Costs.

                  (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Paying Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable) or any Issuing Bank; or

                        (ii) impose on any Lender or any Issuing Bank or the Paying Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or the Tranche B Credit-Linked Deposit;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank or the Paying Agent of participating in, issuing or maintaining any Letter of Credit or the Tranche B Credit-Linked Deposits or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank or the Paying Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank or the Paying Agent, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or the Paying Agent, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be,

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                                       37
LA/1174693.12

such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or LC Disbursement or the reduction of any Tranche B Credit-Linked Deposit other than in connection with the funding of a Tranche B LC Disbursement, in each case other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or LC Disbursement other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or LC Disbursement on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, or (e) the revocation of any notice of prepayment pursuant to Sections 2.08 and 2.10, then, in any such event, the Borrower shall compensate each applicable Lender or the Paying Agent, as applicable, for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, an LC Disbursement bearing interest by reference to the LIBO Rate or a Tranche B Credit-Linked Deposit, such loss, cost or expense to any applicable Lender or the Paying Agent shall be deemed to include an amount determined by such Lender or the Paying Agent, as the case may be, to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan, LC Disbursement or on the Tranche B Credit-Linked Deposit had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, LC Disbursement or the Tranche B Credit-Linked Deposit, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan or LC Disbursement), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any

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                                       38
LA/1174693.12


Lender setting forth any amount or
amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16   Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Paying Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Any and all payments by or on account of any obligation of the Paying Agent pursuant to Section 2.05(b) hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Paying Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the Paying Agent shall so notify the Borrower and advise it of the additional amount required to be paid by the Borrower so that the sum payable pursuant to Section 2.05(b) shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Tranche B Lenders receive an amount equal to the sum they would have received had no deductions been made, (ii) the Borrower shall pay such additional amount to the Paying Agent, (iii) the Paying Agent shall make such deductions, (iv) the Paying Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (v) the Borrower shall indemnify, within 10 days after written demand therefor, the Paying Agent for the full amount of any deductions paid by the Paying Agent with respect to any payments made on account of any obligation of the Paying Agent pursuant to Section 2.05(b).

                  (c) The Borrower shall indemnify the Paying Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Paying Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Paying Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

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                                       39
LA/1174693.12


                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.

                  (e) Any Foreign Lender shall deliver to the Borrower (with a copy to the Paying Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, or reasonably requested by the Borrower as will permit such payments to be made without withholding.

(f) In addition, the Borrower or the Paying Agent shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Paying Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Paying Agent at its offices located at Eleven Madison Avenue, New York, New York 10010 (or such other office as the Paying Agent shall from time to time designate to the Borrower), except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Paying Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Paying Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                                       40
LA/1174693.12


                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Paying Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Paying Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each of the Issuing Banks, as the case may be, severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Paying Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.06(b) or 2.17(d), then the Paying Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Paying Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18  Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to

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                                       41
LA/1174693.12


designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case maybe, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Revolving Lender defaults in its obligation to fund Loans hereunder, or (iv) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Paying Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Paying Agent and, if applicable, the applicable Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.19  Certain Regulatory Events. Upon the
occurrence of a Regulatory Event, the Borrower will promptly notify the Paying Agent and the Lenders and will, within 60 days, deliver to the Paying Agent and the Lenders an analysis satisfactory to the Paying Agent including (a) a summary in reasonable detail of the actions anticipated to be taken by the Borrower in response to such Regulatory Event and the anticipated timing thereof and (b) quarterly financial projections for the period prior to the maturity of the Facilities taking into account the impact of such Regulatory Event and of such actions. Following the receipt of such analysis, if the Paying Agent and the Required Lenders shall determine that such Regulatory Event, after taking into account the actions anticipated to be taken by the Borrower in response thereto, is likely to result in a Material Adverse Effect, the Lenders may propose modifications (the "Proposed Modifications") to the structure of the credit facilities established by this Agreement and the pricing and other terms set forth herein and in the other Loan Documents that in their judgment are appropriate to reduce credit risks related to such Regulatory Event and/or to provide appropriate compensation for such risks. The Borrower and the Lenders will, following the occurrence of a Regulatory Event and the determination by the Paying Agent and the Required Lenders referred to in the preceding sentence, negotiate in good faith to agree upon

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                                       42
LA/1174693.12


the Proposed Modifications or alternative modifications. If the Loan Documents shall not have been amended in a manner satisfactory to the Borrower and the Required Lenders by the 120th day after the delivery of the Proposed Modifications to the Borrower (the "Amortization Date"), then, notwithstanding any other provision of this Agreement, on the last Business Day of each calendar quarter ending after the Amortization Date (i) the Revolving Commitments will be automatically reduced by an amount equal to 1/8th of the aggregate amount of such Commitments on the Amortization Date and the Borrower shall prepay Revolving Loans, together with the interest accrued thereon to the date of prepayment, to the extent necessary in order that the aggregate Revolving Credit Exposures shall at no time exceed the aggregate Revolving Commitments, and (ii) the Borrower will cause the Tranche B LC Exposure to be reduced by an amount equal to 1/8th of the amount of such Tranche B LC Exposure on the Amortization Date by causing the undrawn amounts of Tranche B Letters of Credit to be reduced or by depositing cash with the Paying Agent on terms and under documentation approved by the Paying Agent as security for the Borrower's reimbursement obligations in respect of Tranche B Letters of Credit. It is expressly understood that nothing in this Section shall postpone the Revolving Maturity Date or the Tranche B Maturity Date or any other date for the payment of any amount due under this Agreement.

                  ARTICLE III  Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01 Organization; Powers. The Borrower and each of its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, in and is in good standing, in every jurisdiction where such qualification is required.

                  SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, the Second Indenture constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower (and, in the case of the Collateral Mortgage Bonds, authenticated by the trustee therefor), will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the approval of the ACC, which has been obtained and is in full force and effect, and except filings necessary to perfect Liens created under the Loan Documents (other than the Lien of the Second Indenture, in respect of which all requisite filings

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                                       43
LA/1174693.12


have been made), (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens created under the Loan Documents or under the Second Indenture.

                  SECTION 3.04 Financial Condition; No Material Adverse Change; Secured Indebtedness.

                  (a) The most recent financial statements delivered by the Borrower pursuant to Section 4.01(k) or Section 5.01(a) or (b) present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 4.01(k)(ii) or Section 5.01(b). Neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, is material to the Borrower and its Consolidated Subsidiaries, taken as a whole, and which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2003, to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any capital stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole at December 31, 2003.

                  (b) Except to the extent that any specific change explicitly disclosed in the Disclosure Documents may be so considered, since December 31, 2003, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  (c) As of the Effective Date, there is $218,950,000 in aggregate principal amount of First Mortgage Bonds outstanding and $619,537,047 in aggregate principal amount of First Mortgage Bonds and Second Mortgage Bonds outstanding.

                  SECTION 3.05  Properties.

                  (a) Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

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                                       44
LA/1174693.12


                  (b) Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06 Litigation and Environmental Matters.

                  (a) Except as explicitly disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve any of the Loan Documents, the Second Indenture or the Transactions.

                  (b) Except as explicitly disclosed in the Disclosure Documents, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of any matter disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07 Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries is in compliance with all Requirements of Law, including the Fair Labor Standards Act, Environmental Laws, the Americans with Disabilities Act, the Foreign Corrupt Practices Act and Anti-Terrorism Laws, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Paying Agent, the Borrower will furnish to the Paying Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  SECTION 3.09 Investment and Holding Company Status.

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                                       45
LA/1174693.12



                  (a) Neither the Borrower nor any of its Consolidated Subsidiaries is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  (b) The Borrower and its Consolidated Subsidiaries are exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof; and no order, consent, approval or authorization is required under such Act in connection with the making of the Loans hereunder or the consummation of any of the other Transactions. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law pertaining to utility regulation) which limits its ability to incur Indebtedness.

                  SECTION 3.10 Taxes. Each of the Borrower and its Consolidated Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.12  Security Documents.

                  (a) The Collateral Mortgage Bonds are entitled to the benefits of the Second Indenture and secured by the Lien of the Second Indenture. Upon delivery of the Collateral Mortgage Bonds to the Paying Agent under the Bond Delivery Agreement and at all times thereafter, the Collateral Mortgage Bonds will be "Outstanding" and the Paying Agent will be the "Holder" of the Collateral Mortgage Bonds for all purposes of the Second Indenture. The Second Indenture constitutes a valid mortgage lien on and a valid and perfected security interest in the properties or franchises described therein as being subject to the Lien of the Second Indenture. As of the Effective Date no material properties or franchises subject to the Lien of the Second Indenture have been released from such Lien, and, as of any subsequent date, no such properties or franchises shall have been released from the Lien of the Second Indenture except in accordance with the terms thereof and hereof.

                  (b) The provisions of the Security Documents not covered by paragraph (a) above are effective to create, in favor of the Paying Agent for the benefit of the secured parties

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                                       46
LA/1174693.12


thereunder, legal, valid and enforceable Liens on or in all of the Collateral subject thereto, and all necessary deliveries of property to the Paying Agent and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices so that the Liens created by such Security Documents constitute perfected Liens on or in all rights, titles, estates and interests of the Borrower and any applicable Subsidiaries in the Collateral covered thereby, prior and superior to all other Liens and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office which has not been terminated or released, except as may have been filed in favor of the Paying Agent.

                  SECTION 3.13 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Paying Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with other information so furnished) contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.

                  SECTION 3.14 Solvency. On the Effective Date, the Borrower is Solvent.

                  SECTION 3.15 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) would have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  SECTION 3.16  Anti-Terrorism Laws.

                  (a) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order") and the Uniting and Strengthening America by

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                                       47
LA/1174693.12


Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (b) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is any of the following:

                        (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                        (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed on the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                        (iii) a Person with whom the Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                        (iv) a Person who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                        (v) a Person that is named as a "specially designated national or blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asst Control at its official website or any replacement website or other replacement official publication of such list.

                  (c) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(i), (ii), (iii) or (v) above or, to the knowledge of the Borrower, clause (b)(iv) above; (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (d) No broker or other agent (other than the Arrangers) is acting for the benefit of the Borrower or any of its Affiliates, or benefiting in any capacity, in each case in connection with the Loan Documents.

                                   ARTICLE IV
                                   Conditions
                                   ----------

                  SECTION 4.01 Effective Date. The obligations of the Revolving Lenders to make Loans and acquire participations in Letters of Credit, the obligations of the Tranche B Lenders to fund their Tranche B Credit-Linked Deposits and the obligations of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Paying Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence

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                                       48
LA/1174693.12


satisfactory to the Paying Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Paying Agent shall have received a favorable written opinion (addressed to the Paying Agent, the Issuing Banks and the Lenders and dated the Effective Date) of each of (i) Vincent Nitido, General Counsel for the Borrower, substantially in the form of Exhibit E-1, (ii) Thelen Reid & Priest LLP, New York, counsel for the Borrower, substantially in the form of Exhibit E-2, and (iii) Rodey, Dickason, Sloan, Akin & Robb, PA, special New Mexico counsel for the Borrower, substantially in the form of Exhibit E-3, and covering such other matters relating to the Borrower, the Loan Documents, the Second Indenture, the Lien of the Second Indenture or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Paying Agent shall have received such documents and certificates as the Paying Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents, the Second Indenture, the Lien of the Second Indenture or the Transactions, all in form and substance satisfactory to the Paying Agent and its counsel.

                  (d) The conditions set forth in paragraphs (a) and (b) of
Section 4.02 shall be satisfied, and the Paying Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with such conditions as of the Effective Date.

                  (e) The Paying Agent, the Co-Administrative Agents and the Documentation Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Paying Agent shall have received a counterpart of the Bond Delivery Agreement signed on behalf of the Borrower, together with (i) Collateral Mortgage Bonds in an aggregate principal amount not less than $400,587,047, duly issued and authenticated under the Second Indenture; (ii) a duly executed copy of the Fifth Supplemental Indenture and all other documents, instruments and filings relating to the issuance and authentication of the Collateral Mortgage Bonds under the Second Indenture; (iii) all documents instruments and filings creating or perfecting the Lien of the Second Indenture; and (iv) all other documents and instruments required by law or reasonably requested by the Paying Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents.

                  (g) The Paying Agent shall have received copies of the ACC order authorizing the Transactions certified by an officer of the Borrower as being a true and complete copy thereof and as being in full force and effect.

                  (h) On the Effective Date, (i) the Borrower shall have repaid in full the principal of all loans outstanding, interest thereon and other amounts due under the Existing Agreement;

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                                       49
LA/1174693.12


                  (ii) all commitments of the lenders and issuing banks under the Existing Agreement shall have been terminated; (iii) all letters of credit outstanding under the Existing Agreement (other than the Existing Letters of Credit) shall have been returned and canceled (or the Paying Agent shall be satisfied with the arrangements made for such cancellation); (iv) the Second Mortgage Bonds, Collateral Series C, securing the obligations under the Existing Agreement shall have been canceled (or the Paying Agent shall be satisfied with the arrangements made for such cancelation); and (v) the Paying Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (i) through (iv) of this paragraph.

                  (i) Any change to the capitalization, structure and equity ownership of the Borrower from that disclosed to the Co-Lead Arrangers prior to November 21, 2003 shall be reasonably acceptable to the Co-Lead Arrangers, the Issuing Banks and the Lenders.

                  (j) The Borrower and its Subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the Obligations, and (b) the Indebtedness described in the most recent financial statements delivered pursuant to Section 4.01(k).

                  (k) The Paying Agent, the Issuing Banks and the Lenders shall have received (i) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for the three most recent fiscal years ending more than 90 days prior to the Effective Date; and (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for each of the first three subsequent fiscal quarters ended after December 31, 2003 and more than 45 days before the Effective Date, which financial statements shall not be materially and adversely inconsistent with the financial statements or forecasts presented in the Information Memorandum.

                  (l) Any material and adverse change in the amount and nature of any environmental and employee health and safety exposures to which the Borrower and its Subsidiaries may be subject or the plans of the Borrower or such Subsidiaries with respect thereto from that disclosed to the Joint Co-Arrangers prior to November 21, 2003 shall be reasonably acceptable to the Paying Agent, the Issuing Banks and the Arrangers.

                  (m) All requisite governmental authorities (including, without limitation, the ACC and all other regulatory authorities) and third parties shall have approved or consented to this Agreement and the other Loan Documents and the other transactions contemplated hereby and thereby (other than the Acquisition Transactions) to the extent required, no stay of any applicable regulatory approval shall have been issued and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the other transactions contemplated hereby and thereby (other than the Acquisition Transactions).

                  (n) The Paying Agent, the Issuing Banks and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable

                                       50
LA/1174693.12


"know your customer" and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act.

                  (o) The Capital Stock of the Borrower (to the extent owned by UniSource Energy, which owns all Capital Stock of the Borrower except 121 shares of Capital Stock owned by independent third parties) shall all be free and clear of any liens or encumbrances.

                  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 31, 2004 (and in the event such conditions are not so satisfied or waived, the Commitments and the obligations of the Lenders and Issuing Banks hereunder shall terminate at such time).

                  SECTION 4.02 Each Credit Event. The obligation of each Revolving Lender to make a Loan on the occasion of any Borrowing that increases the amount of the Loans of any Revolving Lender outstanding is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V
                              Affirmative Covenants
                             ----------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Paying Agent (and the Paying Agent will forward such copies to the Lenders):

                  (a) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, or 15 days after the date on which its quarterly report for such fiscal quarterly period is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries from the beginning of the applicable

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                                       51
LA/1174693.12


fiscal year to the end of such period and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);

                  (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, or 15 days after the date on which its annual report for such fiscal year is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of the end of, and for, such fiscal year and have been prepared with GAAP, consistently applied (except where noted);

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06, 6.07 and 6.08 and
(iii) stating whether any change in GAAP or in the application thereof not disclosed in any prior such certificate has occurred since the date of the audited financial statements referred to in Section 4.01(k) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (b) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower shall have filed pursuant to
Section 13(a) or 15 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (or any governmental agency substituted therefor) or filed with any national securities exchange;

                  (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

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                                       52
LA/1174693.12


                  (g) promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower with the Securities and Exchange Commission, and all similar reports filed with any national securities exchange;

                  (h) promptly upon their becoming available, copies of (i) any certified resolutions of the Board of Directors of the Borrower and net earnings certificates delivered under the Second Indenture in connection with the issuance of Bonds upon the basis of net property additions or deposits of cash; any certificates of a Financial Officer under either Indenture with respect to amounts charged to replacement reserve, detailing insurance on the Borrower's property or showing compliance by the Borrower with the covenants contained in such Indenture; any supplemental indentures to either Indenture; any redemption notices under either Indenture; and any notices of defaults under either Indenture or accelerations of Bonds; (ii) any notices of default under the documentation for any Sale Leaseback of the Borrower or any Consolidated Subsidiary, any notices of non-payment of rent or any other material amounts owing under any such Sale Leaseback documentation and any notices of acceleration of any amounts due under any such Sale Leaseback documentation; and
(iii) any written notices from the ACC of non-compliance by the Borrower or any of its Consolidated Subsidiaries with any material ACC decision or with any other rules, regulations or orders of the ACC, and any written notices of any extraordinary audit or investigation by the ACC into the business, affairs or operations of the Borrower or any of its Consolidated Subsidiaries;

                  (i) as soon as practicable and in any event within five Business Days after the Borrower receives written notice of an upgrading or a downgrading of the First Mortgage Bonds or the Second Mortgage Bonds by any Rating Agency, a notice of such upgrading or downgrading;

                  (j) if requested by the Paying Agent, concurrently with any delivery of financial statements under clause (a) or (b) above, consolidating statements of income and cash flows for the applicable periods and the consolidating balance sheets as of the end of such periods, accompanied (i) in the case of a delivery of financial statements under clause (a) above, by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present in all material respects the consolidating financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, the applicable period (subject to normal year-end audit adjustments), and (ii) in the case of a delivery of financial statements under clause (b) above, by (A) a certificate of a Financial Officer of the Borrower, which certificate shall state that such consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, the applicable fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted), and (B) a certificate of the independent public accountants referred to in clause (i) of paragraph (b) above, which certificate should state that such consolidating financial statements are the consolidating financial statements that served as the basis for the audited consolidated financial statements in respect of which such accountants delivered the opinion referred to in such clause (i); and

                  (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or

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                                       53
LA/1174693.12


compliance with the terms of any Loan Document or the Second Indenture, as the Paying Agent or any Lender may reasonably request.

                  So long as the Borrower is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, and the financial statements contained in any quarterly or annual reports filed with the Securities and Exchange Commission in accordance with such Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to clauses (a) or (b), as the case may be, of this
Section 5.01.

                  SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Paying Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

                  (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in

                                       54
LA/1174693.12


accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any of its Consolidated Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by Section 6.04; and (b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices, The Borrower will, and will cause each of its Consolidated Subsidiaries to, permit any representatives designated by the Paying Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Revolving Letters of Credit will be used only for general corporate purposes. No part of the proceeds of any Loan or of any Revolving Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. The Tranche B Letters of Credit will be issued only to support the Revenue Bonds set forth on Schedule 2.04 for the Tranche B Letters of Credit.

                  SECTION 5.09 Environmental Laws.

                  (a) The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with, and use commercially reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and will, and will cause each of its Consolidated Subsidiaries to, comply with and maintain, and use commercially reasonable efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                                       55
LA/1174693.12


                  (b) The Borrower will, and will cause each of its Consolidated Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions would not reasonably be expected to have a Material Adverse Effect and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.10 Further Assurances. The Borrower will, and will cause each of its Consolidated Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Paying Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or under the Second Indenture or to grant, preserve, protect or perfect the Liens created or intended to be created by the Second Indenture or the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Paying Agent, from time to time upon request, evidence reasonably satisfactory to the Paying Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents or by or under the Second Indenture.

                  SECTION 5.11 Reference Ratings. The Borrower shall use commercially reasonable efforts to obtain, not later than 90 days after the Effective Date, Reference Ratings for the credit facilities established by this Agreement from each of S&P and Moody's, and deliver, or cause to be delivered, to the Paying Agent evidence satisfactory to the Paying Agent of such Reference Ratings. At all times thereafter, the Borrower shall use commercially reasonable efforts to maintain such Reference Ratings.

                  SECTION 5.12  Acquisition Closing Date. The Borrower shall:

                  (a) on the Acquisition Closing Date, cause UniSource Energy
(i) to repay all Indebtedness of UniSource Energy owed to the Borrower (such debt payment, the "UniSource Debt Payment"); and (ii) to contribute to the Borrower as common equity (such equity contribution, the "UniSource Equity Contribution") an aggregate amount in cash of not less than the amount necessary to result, after giving pro forma effect to (x) the UniSource Debt Payment, and
(y) any application of proceeds of the UniSource Debt Payment and the UniSource Equity Contribution to repayment of Indebtedness of the Borrower, in the Borrower having the ability under all Requirements of Law (including all orders of the ACC) to distribute 100% of its net income to its shareholders;

                  (b) on the Acquisition Closing Date, make arrangements satisfactory to the Paying Agent to reduce Indebtedness of the Borrower in an amount not less than $180,000,000 minus (i) the amount of the reduction in the Tranche B Credit-Linked Deposit to be made pursuant to Section 2.08(d) (including, without limitation, delivery of an irrevocable notice of redemption with respect to any such Indebtedness which is to be redeemed) and (ii) the amount

                                       56
LA/1174693.12


of any reductions in Indebtedness of the Borrower between the Effective Date and the Acquisition Closing Date; and

                  (c) during the period commencing on the Acquisition Closing Date and ending thirty-five (35) days after the Acquisition Closing Date, reduce Indebtedness of the Borrower (treating for purposes of this Section 5.12(c) any reduction in the Tranche B Credit Linked Deposit pursuant to Section 2.08(d) as a reduction in Indebtedness of the Borrower) in an amount not less than the amount required under Section 2.08(d) and Section 5.12(b).

                                   ARTICLE VI
                               Negative Covenants
                              -------------------

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01 Indebtedness. The Borrower will not permit:

                  (a) the aggregate principal amount of (i) First Mortgage Bonds outstanding at any time to exceed $222,265,000 less the aggregate amount of all repayments, optional or mandatory, of the principal amount thereof made on or after the date hereof and (ii) First Mortgage Bonds and Second Mortgage Bonds outstanding at any time taken together to exceed (x) prior to the Flexibility Date, $650,000,000 and (y) after the Flexibility Date, an amount equal to $650,000,000 minus 60% of the amount of secured Indebtedness of the Borrower that is reduced during the period beginning on the Effective Date and ending thirty-five (35) days after the Acquisition Closing Date; provided that there shall be disregarded for purposes of any determination under this paragraph the principal amount of any outstanding First Mortgage Bonds or Second Mortgage Bonds (collectively, "Mortgage Bonds") which (A) are to be redeemed or paid at maturity within 90 days after the date of such determination or (ii) evidence or secure the Borrower's obligations in respect of industrial development revenue bonds of the same principal amount (or related reimbursement obligations) which are to be redeemed or paid at maturity within 90 days after the date of such determination; provided, however, that (1) in the case of any such redemption, either irrevocable and unconditional notice of redemption shall have been given or irrevocable and unconditional instructions shall have been given to the related trustee to give such notice of redemption and (2) in the case of any such redemption or payment, cash in an amount sufficient to redeem or repay the Mortgage Bonds to be disregarded (or the obligations evidenced or secured thereby) shall have been deposited with the applicable trustee for the redemption or payment thereof; or

                  (b) the aggregate amount of Guarantees by the Borrower and the Consolidated Subsidiaries (other than Guarantees of the Obligations and other than Guarantees by the Borrower or any Consolidated Subsidiary of Indebtedness or obligations of the Borrower or a Consolidated Subsidiary) outstanding at any time to exceed $30,000,000.

                  SECTION 6.02 Liens. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:

                  (a) Liens created or existing on the date hereof; provided that no such Lien is spread to cover any additional property and the amount of the Indebtedness secured thereby is not increased;

                  (b) Liens created pursuant to the Loan Documents;

                  (c) Liens created pursuant to the Indentures;

                  (d) any "permitted encumbrances", "prepaid liens" or permitted "prior liens" (as such terms are defined in the Indentures);

                  (e) Liens on property not subject to the Lien of the Second Indenture;

                  (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising by operation of law in the ordinary course of business that are not overdue for a period of more than 90 days;

                  (g) Liens on property of San Carlos, provided that in the event any Lien is placed on property of San Carlos, the Indebtedness secured by such Lien shall be deemed to be Indebtedness of the Borrower for purposes of all calculations under Sections 6.06, 6.07 and 6.08;

                  (h) any Lien on any property or asset which Lien existed prior to the acquisition thereof by the Borrower or any Consolidated Subsidiary; provided that such Lien is not created in contemplation of or in connection with such acquisition, such Lien is not spread to cover any other property of the Borrower and its Consolidated Subsidiaries, and the amount of Indebtedness secured thereby is not increased; and

                  (i) any Liens created to secure Indebtedness (i) which refinances Indebtedness outstanding on the date of this Agreement, so long as such Liens apply to no more property, have no greater priority and secure Indebtedness in a principal amount no greater than the Liens in effect on the date hereof securing the Indebtedness being refinanced; (ii) in the form of industrial development revenue bonds, the Borrower's Indebtedness to the issuer thereon and any Indebtedness incurred to provide security or credit support therefor; or (iii) created pursuant to a Sale Leaseback in effect on the date hereof or pursuant to a Sale Leaseback entered into under Section 6.10.

                  SECTION 6.03  Fundamental Changes.

                  (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets as an entirety or substantially as an entirety, or all or substantially all of the stock of any of its Consolidated Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Consolidated Subsidiary may merge with any other Consolidated Subsidiary, and (iii) the Borrower may merge with or into or consolidate with or transfer its assets as an entirety or substantially as an entirety to any Person, so long as (A) immediately prior to and immediately after giving effect to such merger, consolidation or transfer, the Person with or into which the Borrower shall ultimately merge or consolidate or to whom the Borrower shall ultimately transfer its assets as an entirety or substantially as an entirety is in the Utility Business; (B) the Required Lenders shall have determined (so long as such determination is exercised in good faith and after consultation with the Borrower) that the rating of the first mortgage bonds (or bonds otherwise denominated that benefit from a first Lien on such Person's utility assets, or, if such Person has no first mortgage bonds, the rating of the senior unsecured long-term Indebtedness of such Person that is not guaranteed and does not benefit from any other credit enhancement) of the surviving Person of any such merger, consolidation, acquisition or transfer of assets shall be at least BBB- or higher by S&P and Baa3 or higher by Moody's (unless the requirements of this clause (B) shall have been waived by the Required Lenders); provided that the requirement of this clause (B) shall be deemed to have been satisfied if, prior to the consummation of any such merger, consolidation or transfer, the Borrower shall have delivered written evidence from each such rating agency to the effect that, upon such merger, consolidation or transfer, the applicable rating of such surviving Person would be equal to or higher than the ratings specified in this clause (B); (C) in the case of any merger or consolidation or transfer of assets in which the Borrower is not the surviving corporation, the Person formed by any such consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall have executed an agreement in form reasonably satisfactory to the Paying Agent containing an assumption by the surviving Person of the due and punctual performance of each obligation, agreement, covenant and condition of each of the Loan Documents and the Second Indenture to be performed or complied with by the Borrower; and (D) the Paying Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Paying Agent and its counsel, with respect to the due authorization, execution, delivery, validity and enforceability of the assumption agreement referred to in clause (C) of this Section 6.03, of the enforceability and continuation of the Liens created pursuant to the Security Documents and such other matters as the Required Lenders may reasonably require.

                  (b) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than the Utility Business.

                  SECTION 6.04  Sale of Assets.

                  (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, except:

                        (i) inventory and other property in the ordinary course of business;

                        (ii) sales of accounts receivable;

                        (iii) property, businesses or assets (including receivables and leasehold interests) with an aggregate Fair Value not in excess of $250,000,000; provided that the aggregate Fair Value of such property, businesses or assets permitted to be disposed of pursuant to this clause (iii) shall be increased on a dollar for dollar basis by the aggregate amount of each reduction of the Commitments in respect of which the Borrower shall have given the Paying Agent, for the benefit of the Lenders, written evidence of the Borrower's agreement not to issue Indebtedness under the Second Indenture based upon the Second Mortgage Bonds retired in connection with such reduction;

                        (iv) property in connection with any securitization (e.g., stranded costs) or sale of assets required by law; provided that not less than 80% of the proceeds of such securitization or sale are applied to reduce outstanding Indebtedness of the Borrower; and

                        (v) any sale of the Borrower's assets as an entirety or substantially as an entirety in accordance with Section 6.03, provided that any assets of the Borrower not included in such sale shall be deemed to have been disposed of in a transaction subject to the limitations of this Section 6.04, including the dollar limit set forth in clause (iii) above.

provided, that any Consolidated Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the Borrower or any other Consolidated Subsidiary. Investments by the Borrower and the Consolidated Subsidiaries in, and contributions by the Borrower and the Consolidated Subsidiaries to, Consolidated Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this Section 6.04 to the extent such investments or contributions are made in cash.

                  (b) The Borrower will not, and will not permit any Consolidated Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of all or any substantial part of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.

                  SECTION 6.05  Restricted Payments.

                  (a) The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time that any Default has occurred and is continuing or would occur as a result of such action, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and
(ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

                  (b) The Borrower will not, and will not permit any Consolidated Subsidiary to, purchase or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other interest in, any Affiliate of the Borrower that is not a Consolidated Subsidiary (each of the foregoing, an "Affiliate Investment"), at any time that any Default has occurred and is continuing or as a result of the making of such Affiliate Investment would occur or would be deemed to occur pursuant to the next sentence. For purposes of determining whether a Default would be deemed to occur under Section 6.06, 6.07 or 6.08 as a result of an Affiliate Investment, the applicable computations shall be made as if the Affiliate Investment were a dividend and did not result in the creation of any asset.

                  (c) The Borrower will not, and will not permit any Consolidated Subsidiary to, purchase, acquire or make any Affiliate Investment, if any Tranche B Credit-Linked Deposit or any unreimbursed Tranche B LC Disbursement is outstanding on the date thereof and after giving effect thereto the aggregate amount of Affiliate Investments at any time outstanding would exceed an amount equal to the sum of (i) $25,000,000 plus (ii) 15% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the fiscal quarter ending March 31, 2005 to the end of the most recently ended fiscal quarter for which financial statements have been delivered to the Paying Agent pursuant to Section 5.01(a) or (b), as the case may be.

                  SECTION 6.06  Consolidated Tangible Net Worth. The
Borrower will not permit Consolidated Tangible Net Worth to be less at the end of any fiscal quarter than the sum of (a) $350,000,000 plus (b) 75% of the net proceeds of any issuance by the Borrower or any of its Subsidiaries of common stock or the net proceeds of any capital contribution made to the Borrower or any of its Subsidiaries (except for proceeds from the Borrower or any of its Subsidiaries).
                  SECTION 6.07  Cash Coverage Ratio.

                  (a) The Borrower will not permit the ratio of (i) Consolidated EBITDA plus interest income minus Adjusted Consolidated Capital Expenditures to
(ii) Consolidated Interest Expense, in each case for the twelve-month period ended on the last day of any fiscal quarter commencing with the fiscal quarter ended March 31, 2004, to be less than the amount specified in the chart below for the period in which such fiscal quarter ends:

------------------------------------------------------ ----------------------------------
                       Period                                    Minimum Ratio
------------------------------------------------------ ----------------------------------
    From the Effective Date through and including                    1.75
                 September 30, 2005
------------------------------------------------------ ----------------------------------
From October 1, 2005 through and including                           1.90
                 September 30, 2006
------------------------------------------------------ ----------------------------------

From October 1, 2006 through and including                           2.00
                 September 30, 2007
------------------------------------------------------ ----------------------------------

From October 1, 2007 through and including                           2.25
                 September 30, 2008
------------------------------------------------------ ----------------------------------

              After September 30, 2008                               2.25
------------------------------------------------------ ----------------------------------

                  September 30, 2006(b) The Borrower will not permit the ratio of (i) Consolidated EBITDA plus interest income minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense, in each case for the twelve-month period ended on the last day of any fiscal quarter commencing with the fiscal quarter ended March 31, 2004, to be less than 1.40.

                  September 30, 2006SECTION 6.08 Leverage Test. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness at the end of any fiscal quarter to (b) Consolidated EBITDA for the twelve-month period ended on such date to be greater than the amount specified in the chart below for the period in which such date shall occur:

--------------------------------------------- ------------------------------ ------------------------------
                   Period                       Maximum Ratio (prior to          Maximum Ratio (after
                                                    Flexibility Date)              Flexibility Date)
--------------------------------------------- ------------------------------ ------------------------------
    From the Effective Date through and                   5.25                           4.75
        including September 30, 2005
--------------------------------------------- ------------------------------ ------------------------------
--------------------------------------------- ------------------------------ ------------------------------
 From October 1, 2005 through and including               5.00                           4.50
             September 30, 2006
--------------------------------------------- ------------------------------ ------------------------------
--------------------------------------------- ------------------------------ ------------------------------
 From October 1, 2006 through and including               4.75                           4.25
             September 30, 2007
--------------------------------------------- ------------------------------ ------------------------------
--------------------------------------------- ------------------------------ ------------------------------
 From October 1, 2007 through and including               4.50                           4.00
             September 30, 2008
--------------------------------------------- ------------------------------ ------------------------------
--------------------------------------------- ------------------------------ ------------------------------
          After September 30, 2008                        4.50                           4.00
--------------------------------------------- ------------------------------ ------------------------------

                  SECTION 6.09   Amendments to Documents.

                  (a) The Borrower will not, and will not permit any Consolidated Subsidiary to, amend, modify or change, or consent or agree to any amendment, modification or change to, the Second Indenture, the Fifth Supplemental Indenture, any Revenue Bond Indenture, any Revenue Bond Loan Agreement or any Revenue Bonds without the prior written consent of the Required Lenders and any Issuing Bank affected thereby, provided that (i) such consent shall not be required in connection with any amendment of the Second Indenture for which the Second Indenture does not require the consent of any bondholder,
(ii) such consent shall not be unreasonably withheld with respect to any amendment of the Second Indenture that has been approved by bondholders entitled to vote under the Second Indenture who hold bonds in an aggregate principal amount greater than the principal amount of the Collateral Mortgage Bonds and
(iii) such consent shall not be required in connection with any amendment of any Revenue Bond Indenture, any Revenue Bond Loan Agreement or any Revenue Bonds to provide for a mandatory tender of Revenue Bonds at any time when such Revenue Bonds are currently subject to mandatory redemption at a purchase price which does not exceed the applicable redemption price.

                  (b) Without the prior written consent of the Required Lenders, the Merger Agreement will not be amended, modified or supplemented in a manner that could reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.10 Sale Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale Leaseback if the aggregate annual basic rent payments under all Sale Leasebacks entered into by the Borrower and its Subsidiaries after the date hereof would exceed $20,000,000 in any fiscal year after giving effect to such Sale Leaseback.

                  SECTION 6.11  Release of Collateral under the Second
Indenture The Borrower will not, and will not permit any of its Subsidiaries to, permit any asset (including any cash) to be released from the Lien of the Second Indenture other than in accordance with the terms and provisions of the Second Indenture.

                  SECTION 6.12 Transactions with Affiliates. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates which are not Consolidated Subsidiaries, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Consolidated Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.05(a), (d) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies, (e) tax sharing arrangements on customary terms for similarly situated companies, (f) (i) the payment of customary annual fees to the Sponsors and/or their respective Control Investment Affiliates for management, consulting and financial services rendered to the Borrower and its Consolidated Subsidiaries and (ii) the payment of customary investment banking fees to the Sponsors and their respective Affiliates for services rendered to the Borrower and its Consolidated Subsidiaries in connection with divestitures, acquisitions, financings and other transactions,
(g) customary fees paid to members of the board of directors of the Borrower and the Consolidated Subsidiaries who are not officers of the Borrower or any Subsidiary and (h) transactions to acquire, either through asset purchases, mergers or purchases of Capital Stock, the business and operations or Southwest Energy Solutions, Inc. or Millennium Environmental Group, Inc.

                  SECTION 6.13  Limitation on Hedge Agreements. The
Borrower will not, and will not permit any of the Consolidated Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business.

                  SECTION 6.14 Acquisition Transactions. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, the Acquisition Transactions shall be permitted hereunder and thereunder.

                                   ARTICLE VII
                                Events of Default
                               -----------------

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, subject in the case of any such reimbursement obligation to a grace period of two days, or the Borrower shall fail to make any required deposit of cash collateral under Section 2.19;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Consolidated Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 2.19, 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Significant Subsidiary shall fail to make any payment of principal (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Consolidated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Consolidated Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Consolidated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Consolidated Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Consolidated Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Consolidated Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect;

                  (m) (i) any Lien purported to be created under any Security Document or the Second Indenture shall cease to be, or shall be asserted by the Borrower or any Consolidated Subsidiary not to be, a valid and perfected Lien on any collateral subject thereto, with the priority required by the applicable Security Document or the Second Indenture, as applicable, except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Paying Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or (ii) any Collateral Mortgage Bond shall for any reason (x) cease to be entitled to the benefits of the Second Indenture or to be secured by the Lien of the Second Indenture equally and ratably with all other bonds, if any, outstanding under the Second Indenture or (y) cease to be a legal, valid and binding obligation of the Borrower; or

                  (n) any Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Paying Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans and LC Disbursements then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and LC Disbursements so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) take any action under Section 2.04(j) and
(iv) deliver a notice of redemption under the Fifth Supplemental Indenture stating that such notice is being delivered pursuant to this Article VII; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                                The Paying Agent
                                ----------------

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Paying Agent as its agent and authorizes the Paying Agent to take such actions on its behalf and to exercise such powers as are delegated to the Paying Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Required Lenders or the Borrower (a) may at any time, with the consent of the Borrower (provided that such consent shall not be required if an Event of Default under clause (a), (b),
(h), (i) or (j) of Article VII shall have occurred and is continuing ) or the Required Lenders, as the case may be, replace the Paying Agent and (b) simultaneously with the replacement of any Affiliate of the Paying Agent as Issuing Bank under Section 2.04(i), shall replace the Paying Agent (it being understood that any such replacement Paying Agent shall be a Person that serves as Paying Agent for other credit facilities of a comparable size), provided that the Required Lenders or the Borrower may not replace such Paying Agent or Issuing Bank unless, after giving effect to such replacement and each contemporaneous assignment the Required Lenders or the Borrower shall have arranged in connection with such replacement (i) neither the Paying Agent nor any of its Affiliates shall have outstanding any Letter of Credit, Loan, LC Disbursement, Commitment or other obligation of any kind under this Agreement or any other Loan Document and (ii) each of the Paying Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document. In addition, (i) any replacement of the Paying Agent pursuant to this paragraph shall be subject to the approval of each Issuing Bank with an outstanding Tranche B Letter of Credit (such approval not to be unreasonably withheld or delayed) and (ii) the credit rating of the senior unsecured long-term Indebtedness of the successor Paying Agent shall be A- or better by S&P or A3 or better by Moody's.

                  The bank serving as the Paying Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Paying Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Paying Agent hereunder.

                  The Paying Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Paying Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Paying Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Paying Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Paying Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Paying Agent or any of its Affiliates in any capacity. The Paying Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Paying Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Paying Agent by the Borrower or a Lender, and the Paying Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Paying Agent. Notwithstanding anything herein to the contrary, no Lender identified as Co-Administrative Agent or Documentation Agent shall have any separate duties, responsibilities, obligations or authority as Co-Administrative Agent or Documentation Agent.

                  The Paying Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Paying Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Paying Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Paying Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Paying Agent. The Paying Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Paying Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Paying Agent.

                  Subject to the appointment and acceptance of a successor Paying Agent as provided in this paragraph, the Paying Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. In addition, (i) any successor Paying Agent shall be subject to the approval of each Issuing Bank with an outstanding Tranche B Letter of Credit (such approval not to be unreasonably withheld or delayed) and (ii) the credit rating of the senior unsecured long-term Indebtedness of the successor Paying Agent shall be A- or better by S&P or A3 or better by Moody's. If no successor shall have been so appointed by the Required Lenders (and approved by the Issuing Banks with outstanding Tranche B Letters of Credit) and shall have accepted such appointment within 30 days after the retiring Paying Agent gives notice of its resignation, then the retiring Paying Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Paying Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that the credit rating of the senior unsecured long-term Indebtedness of the successor Paying Agent shall be A- or better by S&P or A3 or better by Moody's.

                  If the credit rating of the senior unsecured long-term Indebtedness of the Paying Agent shall be less than A- by S&P and less than A3 Moody's, then, subject to the appointment and acceptance of a successor Paying Agent as provided in this paragraph, any Issuing Bank that has issued an outstanding Tranche B Letter of Credit may request the replacement of the Paying Agent by notice to the Paying Agent, the Lenders, the Issuing Banks and the Borrower. Upon any such request for replacement, the Required Lenders shall (a) have the right, in consultation with the Borrower and the Issuing Banks with outstanding Tranche B Letters of Credit, to appoint a successor so long as the credit rating of the senior unsecured long-term Indebtedness of such successor shall be A- or better by S&P or A3 or better by Moody's; and (b) simultaneously with the replacement of the Paying Agent, if requested by the replaced Paying Agent, replace any Affiliate of the Paying Agent which is an Issuing Bank hereunder. If no replacement shall have been so appointed by the Required Lenders (and approved by the Issuing Banks with outstanding Tranche B Letters of Credit) and shall have accepted such appointment as replacement Paying Agent within 30 days after the request of any Issuing Bank with any outstanding Tranche B Letter or Letters of Credit, then the Issuing Bank requesting such replacement may, on behalf of the Lenders and the Issuing Banks, appoint a successor Paying Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that the credit rating of the senior unsecured long-term Indebtedness of the replacement Paying Agent shall be A- or better by S&P or A3 or better by Moody's. Notwithstanding the proviso to the second sentence of the first paragraph of this Article VII, it shall not be a condition to the replacement of the Paying Agent pursuant to this paragraph that (i) the Paying Agent and each of its Affiliates not have outstanding any Loan or Commitment or any other obligation of any kind (other than as Issuing
Bank) under this Agreement or any other Loan Document or (ii) each of the Paying Agent and its Affiliates have received payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document.

                  Upon the acceptance of its appointment as Paying Agent hereunder by a successor or replacement, such successor or replacement shall succeed to and become vested with all the rights, powers, privileges and, duties of the retiring or replaced Paying Agent, and the retiring or replaced Paying Agent shall be discharged from its duties and obligations hereunder, including, without limitation, that the Tranche B Credit Linked Deposits will be transferred to the successor or replacement Paying Agent. The fees payable by the Borrower to a successor Paying Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Paying Agent's resignation or replacement hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Paying Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Paying Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Paying Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Paying Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  Miscellaneous
                                 -------------

                  SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at One South Church Avenue, Tucson, Arizona 85701, Attention of Chief Financial Officer (Telecopy No. (520) 884-3612);

                  (b) if to the Paying Agent, to Credit Suisse First Boston, Eleven Madison Avenue, OMA-2, New York, New York 10010, Attention of Loan Services (Telecopy No. (212) 325-8304); and

                  (c) if to any other Agent, any Issuing Bank, or any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02  Waivers; Amendments.

                  (a) No failure or delay by the Paying Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document or the Second Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Paying Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents and the Second Indenture are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Paying Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof maybe waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Paying Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Paying Agent and the Borrower, in each case with the consent of the Required Lenders or, in the case of the Fifth Supplemental Indenture or the Collateral Mortgage Bonds, in each case with the consent of the Required Lenders and as provided by the Second Indenture with the Paying Agent exercising the rights of the holder of the Collateral Mortgage Bonds and acting at the direction of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments or Collateral of the Revolving Lenders or the Tranche B Lenders differently from the rights of Lenders of any other class without the written consent of Lenders holding a majority in interest of the Commitments of such adversely affected class, (vii) provide for the release of any Tranche B Credit-Linked Deposit (other than as provided in this Agreement) without the consent of each Tranche B Lender affected thereby, (viii) release all or substantially all the Collateral Mortgage Bonds or release all or substantially all of any other Collateral from the Liens of the Security Documents without the consent of each Lender or (ix) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Revolving Loans, without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Commitments; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected class of Lenders, as the case may be. In furtherance of clause (ix) of this Section 9.02(b), (x) any amendment or modification to or waiver of Section 6.06, 6.07 or 6.08 of this Agreement and
(y) any amendment or modification to or waiver of any provision of this Agreement or any other Loan Document at a time when any Default or Event of Default has occurred and is continuing that would have the effect of eliminating any such Default or Event of Default shall not be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section
4.02 to the making of any Revolving Loan have been satisfied unless the Revolving Lenders holding a majority in interest of the Revolving Commitments shall have consented to such amendment, modification or waiver, provided that the foregoing shall not be construed to affect any amendment or modification to any provision of this Agreement or any other Loan Document (other than any amendment or modification to Section 6.06, 6.07 or 6.08 of this Agreement) if no Default or Event of Default has occurred and is continuing at the time of such amendment or modification.

                  SECTION 9.03  Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Paying Agent, the Arrangers and their Affiliates (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Arrangers) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses and charges of the Arrangers in connection with any evaluations of Collateral conducted by them, (iii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and
(iv) all out-of-pocket expenses incurred by the Paying Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Paying Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify each Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, Arranger or Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Arranger or Issuing Bank, as the case may be, such Lender's Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, Arranger or Issuing Bank in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04   Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied; shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it or its Tranche B Credit-Linked Deposit); provided that (i) except in the case of an assignment of a Tranche B Credit-Linked Deposit to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Paying Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower (and in the case of an assignment of all or any portion of a Revolving Lender's Revolving Commitment, the Issuing Banks that have issued Revolving Letters of Credit) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments, the aggregate amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall be in an aggregate amount of not less than $5,000,000 (or $1,000,000 in the case of an assignment of a Tranche B Lender's Tranche B Credit-Linked Deposit) unless each of the Borrower and the Paying Agent otherwise consent, (iv) each partial assignment by a Lender of its Revolving Commitment and Revolving Credit Exposure or its Tranche B Credit-Linked Deposit and Tranche B LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of its Revolving Commitment and Revolving Credit Exposure or its Tranche B Credit-Linked Deposit and Tranche B LC Exposure, as the case may be, (v) the parties to each assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance (such Assignment and Acceptance to be (x) electronically executed and delivered to the Paying Agent via an electronic settlement system then acceptable to the Paying Agent, which shall initially be the settlement system of ClearPar, LLC, or (y) manually executed and delivered with a processing and recordation fee of $3,500) and (vi) the assignee, if it shall not be a Lender, shall deliver to the Paying Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (A) if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII shall have occurred and is continuing or (B) in connection with the initial syndication of the Commitments and Loans. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Without the consent of the Paying Agent, the Tranche B Credit-Linked Deposit of any Tranche B Lender shall not be released in connection with any assignment by such Tranche B Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.04 to satisfy such assignee's obligations in respect of Tranche B LC Disbursements.

                  (c) The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Paying Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Paying Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Paying Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it or its Tranche B Credit-Linked Deposit); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Paying Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or Paying Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04(b) concerning assignments.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Paying Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement or the option to pay to the Paying Agent for the account of the applicable Issuing Bank all or any part of such Granting Lender's Applicable Percentage of any LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower that such Granting Lender would otherwise be obligated to pay to the Paying Agent for the account of the applicable Issuing Bank pursuant to this Agreement, as the case may be; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan or to pay such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or to pay all or any part of such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation, the Granting Lender shall be obligated to make such Loan or to pay its Applicable Percentage of any LC Disbursement reimbursement obligation, as the case may be, pursuant to the terms hereof. The making of a Loan by an SPC or the payment by such SPC of such Granting Lender's Applicable Percentage of any LC Disbursement reimbursement obligation hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender or such LC Disbursement reimbursement obligation were paid by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement ) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Paying Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or LC Disbursement reimbursement obligations to the Granting Lender or to any financial institutions (consented to by the Borrower and the Paying Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans or payment of LC Disbursement reimbursement obligations and (ii) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans or LC Disbursement reimbursement obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.

                  SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as any Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06  Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08  Right of Setoff. If an Event of Default
shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Paying Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10  WAIVER OF JURY TRIAL. EACH PARTY HERETO
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT- BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12 Confidentiality. Each of the Paying Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Revolving Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Revolving Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              TUCSON ELECTRIC POWER COMPANY



                              By:
                                      Name:
                                     Title:


                              JP MORGAN CHASE BANK, as a Co-Administrative Agent and as a Lender



                              By:
                                      Name:
                                     Title:


                              CREDIT SUISSE FIRST BOSTON, Acting through its CAYMAN ISLANDS BRANCH, as a Co-Administrative Agent, as Paying Agent and as a Lender



                              By:
                                      Name:
                                     Title:


                              By:
                                      Name:
                                     Title:


                              LEHMAN COMMERCIAL PAPER INC. , as a
                              Co-Administrative Agent and as a Lender



                              By:
                                      Name:
                                     Title: